FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-08

Free Writing Prospectus
Preliminary Collateral Term Sheet
$[TBD]
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2013-LC12

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Ladder Capital Finance LLC
The Royal Bank of Scotland plc
Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-LC12

June 28, 2013

Wells Fargo Securities	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Ladder Capital Securities Co-Manager	Citigroup Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Transaction Contact Information

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”).  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Innsbrook Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$103,500,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$103,500,000			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	994,040 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$104.12
Borrower Name:	Lingerfelt Office Properties LLC			Year Built/Renovated:	Various – See Table
Sponsors:	The Lingerfelt Companies and an affiliate of Ladder Capital Finance LLC
Mortgage Rate:	4.444%			Title Vesting:	Fee
Note Date:	June 7, 2013			Property Manager:	Self-managed
Anticipated Repayment Date:	July 6, 2023			3rd Most Recent Occupancy (As of):	83.1% (12/31/2010)
Maturity Date:	July 6, 2043			2nd Most Recent Occupancy (As of):	93.2% (12/31/2011)
IO Period:	24 months			Most Recent Occupancy (As of):	97.3% (12/31/2012)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	95.8% (6/11/2013)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(3):	$10,432,733 (12/31/2011)
Call Protection:	GRTR1% or YM(24), D or GRTR1% or YM(92), O(4)			2nd Most Recent NOI (As of):	$10,709,802 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of):	$10,558,386 (TTM 4/30/2013)
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine			U/W Revenues:	$16,991,353
				U/W Expenses:	$5,852,561
Escrows and Reserves(1):				U/W NOI:	$11,138,792
				U/W NCF:	$9,954,978
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.78x
Taxes	$164,523	$82,262	NAP	U/W NCF DSCR:	1.59x
Insurance	$128,829	$9,910	NAP	U/W NOI Debt Yield:	10.8%
Replacement Reserves	$0	$20,709	$745,530	U/W NCF Debt Yield:	9.6%
TI/LC	$1,500,000	$82,837	$2,982,120	As-Is Appraised Value:	$138,300,000
Tenant Specific TI/LC Reserve	$329,337	$0	NAP	As-Is Appraisal Valuation Date:	April 16, 2013
				Cut-off Date LTV Ratio:	74.8%
				LTV Ratio at Maturity or ARD:	63.8%

(1)	See “Escrows” section.
(2)
Current Occupancy includes 8,132 square feet of expansion space leased by Stellar One Bank.  Stellar One Bank is not obligated to take occupancy or commence rent prior to June 1, 2014. Current Occupancy excluding the Stellar One Bank expansion space is 95.0%.

(3)
The properties were acquired by the prior owner in May 2011 with respect to all properties other than Glen Forest, which was acquired in August 2011.  The 2nd Most Recent NOI is based upon annualized 2011 NOI for the partial year under prior ownership. For Glen Forest, 2nd Most Recent NOI takes into account August through December 2011, while all other properties take into account May through December 2011.

The Mortgage Loan.  The mortgage loan (the “Innsbrook Office Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 14 suburban office buildings located in and around Richmond, Virginia (the “Innsbrook Office Portfolio Properties”).  The Innsbrook Office Portfolio Mortgage Loan was originated on June 7, 2013 by Ladder Capital Finance LLC.  The Innsbrook Office Portfolio Mortgage Loan had an original principal balance of $103,500,000, has an outstanding principal balance as of the Cut-off Date of $103,500,000 and accrues interest at an interest rate of 4.444% per annum.  The Innsbrook Office Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”).  The ARD is July 6, 2023, and the final maturity date is July 6, 2043.  In the event the Innsbrook Office Portfolio Mortgage Loan is not repaid in full on or before the ARD, the interest rate on the Innsbrook Office Portfolio Mortgage Loan shall increase to a rate per annum (the “Post ARD Interest Rate”) equal to 2.000% plus the initial rate of 4.444%.  Interest on the Innsbrook Office Portfolio Mortgage Loan in excess of the original 4.444% rate shall accrue and be added to the outstanding principal balance.   The ARD automatically triggers a Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Innsbrook Office Portfolio Mortgage Loan (see “Lockbox and Cash Management” section).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

There is no lockout period on the Innsbrook Office Portfolio Mortgage Loan and the borrower has the right to voluntarily prepay the Innsbrook Office Portfolio Mortgage Loan in whole or in part, provided that the borrower pays the yield maintenance premium on the principal amount being paid on any date before April 6, 2023.  In addition, the Innsbrook Office Portfolio Mortgage Loan is prepayable without penalty on or after April 6, 2023. In addition, following the defeasance lockout period, the borrower will have the right to defease the Innsbrook Office Portfolio Mortgage Loan in whole or in part on any due date before April 6, 2013.

Sources and Uses

Sources			Uses
Original loan amount	$103,500,000	74.4%	Purchase price	$135,000,000	97.1%
Sponsor’s new cash contribution	35,576,842	25.6	Reserves	2,122,688	1.4
			Closing costs	1,954,154	1.5
Total Sources	$139,076,842	100.0%	Total Uses	$139,076,842	100.0%

The Properties.  The Innsbrook Office Portfolio Mortgage Loan is secured by the fee interests in 14 class A suburban office buildings, all located in and around Richmond, Virginia and totaling 994,040 square feet.  As of June 11, 2013, the Innsbrook Office Portfolio Properties were 95.8% leased by 96 tenants.

The following table presents certain information relating to the Innsbrook Office Portfolio Properties:

Property Name	Location	Type	Allocated Cut- off Date Principal Balance	% of Portfolio Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area	Appraised Value
Westgate I	Richmond	Office	$12,725,000	12.3%	100.0%	2001/NAP	91,752	$17,000,000
Liberty Plaza II	Glen Allen	Office	$11,550,000	11.2%	100.0%	2000/NAP	135,375	$15,300,000
Westerre IV	Richmond	Office	$10,950,000	10.6%	100.0%	2008/NAP	78,120	$14,600,000
Westerre III	Richmond	Office	$9,850,000	9.5%	100.0%	2006/NAP	76,128	$13,100,000
Technology Pointe I and II	Glen Allen	Flex	$8,850,000	8.6%	100.0%	1990 and 1998/NAP	112,230	$11,700,000
Liberty Plaza I	Glen Allen	Office	$8,450,000	8.2%	97.5%	1998/NAP	80,397	$11,500,000
Glen Forest	Richmond	Office	$8,200,000	7.9%	88.7%	1985/NAP	80,323	$10,900,000
Rowe Plaza	Glen Allen	Office	$7,550,000	7.3%	98.2%	1990/2012	72,655	$10,000,000
Westgate II	Richmond	Office	$6,425,000	6.2%	85.5%	2001/NAP	60,266	$8,800,000
4880 Cox	Glen Allen	Office	$5,825,000	5.6%	94.2%	1995/2011	58,726	$7,800,000
Innsbrook Commons	Glen Allen	Office	$5,175,000	5.0%	83.8%	1986/2012	59,053	$7,000,000
4198 Cox	Glen Allen	Office	$4,325,000	4.2%	82.3%	1984/NAP	44,089	$5,700,000
Gaskins	Richmond	Flex	$3,625,000	3.5%	100.0%	1988/2011	44,926	$4,900,000
Total/Weighted Average			$103,500,000	100.0%	95.8%		994,040	$138,300,000

Westgate I (12.3% of Portfolio Cut-off Date Principal Balance)

The Westgate I property consists of a three-story suburban office building that contains 91,752 square feet of rentable area.  The property was built in 2001 and is situated on a 6.0-acre parcel of land.  Parking is provided by 330 surface parking spaces, which results in a parking ratio of approximately 3.60 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westgate I was 100% leased to Suncom Wireless, a subsidiary of T-Mobile USA.

Liberty Plaza II (11.2% of Portfolio Cut-off Date Principal Balance)

The Liberty Plaza II property consists of a five-story suburban office building that contains 135,375 square feet of rentable area.  The property was built in 2000 and is situated on an 8.4-acre parcel of land.  Parking is provided by 680 surface parking spaces, which results in a parking ratio of approximately 5.02 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Liberty Plaza II was 100% leased to Capital One Services, LLC.

Westerre IV (10.6% of Portfolio Cut-off Date Principal Balance)

The Westerre IV property consists of a three-story suburban office building that contains 78,120 square feet of rentable area.  The property was built in 2008 and is situated on a 4.8-acre parcel of land.  Parking is provided by 350 surface parking spaces, which results in a parking ratio of approximately 4.48 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westerre IV was 100% leased to six tenants.

Westerre III (9.5% of Portfolio Cut-off Date Principal Balance)

The Westerre III property consists of a three-story suburban office building that contains 76,128 square feet of rentable area.  The property was built in 2006 and is situated on a 4.1-acre parcel of land.  Parking is provided by 304 surface parking spaces, which results in a parking ratio of approximately 3.99 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westerre III was 100% leased to seven tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Techpointe I and II (8.6% of Portfolio Cut-off Date Principal Balance)

The Techpointe I and II properties consist of two adjoining one-story suburban flex office buildings that contain 112,230 square feet of rentable area.  The properties were built in 1990 and 1998 and are situated on a 12.0-acre parcel of land.  Parking is provided by 427 surface parking spaces, which results in a parking ratio of approximately 3.80 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Techpointe I was 100% leased to Patient First Corporation. As of June 11, 2013, Techpointe II was 100% leased to seven tenants.

Liberty Plaza I (8.2% of Portfolio Cut-off Date Principal Balance)

The Liberty Plaza I property consists of a three-story suburban office building that contains 80,397 square feet of rentable area.  The property was built in 1998 and is situated on a 6.6-acre parcel of land.  Parking is provided by 410 surface parking spaces, which results in a parking ratio of approximately 5.10 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Liberty Plaza I was 98% leased to 13 tenants.

Glen Forest (7.9% of Portfolio Cut-off Date Principal Balance)

The Glen Forest property consists of one four-story suburban office building that contains 80,323 square feet of rentable area.  The property was built in 1985, has been renovated at various points over the past ten years, and is situated on a 4.7-acre parcel of land.  Parking is provided by 328 surface parking spaces, which results in a parking ratio of approximately 4.08 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Glen Forest was 89% leased to 10 tenants.

Rowe Plaza (7.3% of Portfolio Cut-off Date Principal Balance)

The Rowe Plaza property consists of one four-story suburban office building that contains 72,655 square feet of rentable area.  The property was built in 1990, most recently renovated in 2012, and is situated on a 5.7-acre parcel of land.  Parking is provided by 321 surface parking spaces, which results in a parking ratio of approximately 5.71 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Rowe Plaza was 98% leased to 12 tenants.

Westgate II (6.2% of Portfolio Cut-off Date Principal Balance)

The Westgate II property consists of a three-story suburban office building that contains 60,266 square feet of rentable area.  The property was built in 2001 and is situated on a 7.3-acre parcel of land.  Parking is provided by 422 surface parking spaces, which results in a parking ratio of approximately 7.00 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Westgate II was 86% leased to eight tenants.

4880 Cox (5.6% of Portfolio Cut-off Date Principal Balance)

The 4880 Cox property consists of one two-story suburban office building that contains 58,726 square feet of rentable area.  The property was built in 1995, most recently renovated in 2011, and is situated on a 5.6-acre parcel of land.  Parking is provided by 309 surface parking spaces, which results in a parking ratio of approximately 5.26 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, 4880 Cox was 94% leased to five tenants.

Innsbrook Commons (5.0% of Portfolio Cut-off Date Principal Balance)

The Innsbrook Commons property consists of one two-story suburban office building that contains 59,053 square feet of rentable area.  The property was built in 1986, renovated most recently in 2012, and is situated on a 6.2-acre parcel of land.  Parking is provided by 241 surface parking spaces, which results in a parking ratio of approximately 4.08 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Innsbrook Commons was 84% leased to eight tenants.

4198 Cox (4.2% of Portfolio Cut-off Date Principal Balance)

The 4198 Cox property consists of one two-story suburban office building that contains 44,089 square feet of rentable area.  The property was built in 1984 and is situated on a 4.6-acre parcel of land.  Parking is provided by 236 surface parking spaces, which results in a parking ratio of approximately 5.35 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, 4198 Cox was 82% leased to 12 tenants.

Gaskins (3.5% of Portfolio Cut-off Date Principal Balance)

The Gaskins property consists of one single-story suburban office building that contains 44,926 square feet of rentable area.  The property was built in 1988, most recently renovated in 2011, and is situated on a 3.4-acre parcel of land.  Parking is provided by 171 surface parking spaces, which results in a parking ratio of approximately 3.81 spaces per 1,000 square feet of rentable area.  As of June 11, 2013, Gaskins was 100% leased to Wells Fargo Bank, NA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

The following table presents certain information relating to the tenancies at the Innsbrook Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Suncom Wireless (T-Mobile)	BBB+/ Baa1/BBB+	91,752	9.2%	$14.95	$1,371,915	10.0%	8/31/2020
Capital One Services, LLC	A-/Baa1/BBB	135,375	13.6%	$9.02	$1,221,119	8.9%	7/31/2016
John F. Van Der Hyde & Associates(3)	AAA/Aaa/AA+	47,428	4.8%	$16.41	$778,076	5.6%	8/31/2018
Patient First Corporation	NR/NR/NR	69,121	7.0%	$10.87	$751,279	5.5%	4/30/2016
General Electric	NR/Aa3/AA+	30,535	3.1%	$18.03	$550,393	4.0%	9/30/2017
Wells Fargo Bank, NA	AA-/A2/A+	44,926	4.5%	$9.01	$404,783	2.9%	4/30/2016
Total Major Tenants		419,137	42.2%	$12.11	$5,077,565	36.9%

Non-Major Tenants		532,990	53.6%	$16.32	$8,699,975	63.1%

Occupied Collateral Total		952,127	95.8%	$14.47	$13,777,540	100.0%

Vacant Space		41,913	4.2%

Collateral Total		994,040	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	U/W Base Rent PSF and U/W Base Rent include contractual rent steps through April 1, 2014.
(3)
John F. Van Der Hyde & Associates has a right to terminate its lease after the 7th lease year (ending 5/31/2015) in the event tenant needs in excess of 150% of its current space and landlord is unable to provide such space within a 3-mile radius of the property. John F. Van Der Hyde & Associates has to provide twelve months notice and pay a three month rent termination fee plus all unamortized TI/LC.

The following table presents certain information relating to the lease rollover schedule at the Innsbrook Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,066	0.2%	2,066	0.2%	$39,771	$19.25
2013	9	29,510	3.0%	31,576	3.2%	$451,782	$15.31
2014	21	84,430	8.5%	116,006	11.7%	$1,436,016	$17.01
2015	25	152,119	15.3%	268,125	27.0%	$2,631,188	$17.30
2016	17	337,483	34.0%	605,608	60.9%	$3,779,088	$11.20
2017	10	101,867	10.2%	707,475	71.2%	$1,494,959	$14.68
2018	8	112,045	11.3%	819,520	82.4%	$1,915,561	$17.10
2019	4	40,855	4.1%	860,375	86.6%	$657,260	$16.09
2020	1	91,752	9.2%	952,127	95.8%	$1,371,915	$14.95
2021	0	0	0.0%	952,127	95.8%	$0	$0.00
2022	0	0	0.0%	952,127	95.8%	$0	$0.00
2023	0	0	0.0%	952,127	95.8%	$0	$0.00
Thereafter	0	0	0.0%	952,127	95.8%	$0	$0.00
Vacant	0	41,913	4.2%	994,040	100.0%	$0	$0.00
Total/Weighted Average	96	994,040	100.0%			$13,777,540	$14.47

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Innsbrook Office Portfolio Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	6/11/2013

83.1%	93.2%	97.3%	95.8%

(1) Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Innsbrook Office Portfolio Properties:

Cash Flow Analysis

	2011(1)	2012	TTM 4/30/2013	U/W(2)	U/W $ per SF
Base Rent	$11,989,242	$12,735,602	$12,736,851	$13,777,540	$13.86
Grossed Up Vacant Space	0	0	0	812,108	0.82
Total Reimbursables	3,693,299	3,417,147	3,401,853	3,376,898	3.40
Other Income	182,843	227,898	282,465	282,465	0.28
Less Vacancy & Credit Loss	0	0	0	(1,257,658)(3)	(1.27)
Effective Gross Income	$15,865,384	$16,380,647	$16,421,169	$16,991,353	$17.09

Total Operating Expenses	$5,432,651	$5,670,845	$5,862,783	$5,852,561	$5.89

Net Operating Income	$10,432,733	$10,709,802	$10,558,386	$11,138,792	$11.21
TI/LC	0	0	0	935,303	0.94
Capital Expenditures	0	0	0	248,510	0.25
Net Cash Flow	$10,432,733	$10,709,802	$10,558,386	$9,954,978	$10.01

NOI DSCR	1.67x	1.71x	1.69x	1.78x
NCF DSCR	1.67x	1.71x	1.69x	1.59x
NOI DY	10.1%	10.3%	10.2%	10.8%
NCF DY	10.1%	10.3%	10.2%	9.6%

(1)   The properties were acquired by the prior owner in May 2011 in the case of all properties other than Glen Forest, which was acquired in August 2011.  The 2011 NOI is based upon annualized 2011 NOI for the partial year under prior ownership.
(2)   The U/W Revenue include $392,099 in contractual rent steps through April 2014.
(3)   The underwritten economic vacancy is 7.0%. The Innsbrook Office Portfolio Properties were 95.8% Leased as of June 11, 2013.

Appraisal.  As of the appraisal valuation date of April 16, 2013, the Innsbrook Office Portfolio Properties had an aggregate “as-is” appraised value of $138,300,000.

Environmental Matters.  According to the Phase I environmental site assessments dated between April 19, 2013 and April 23, 2013, there was no evidence of any recognized environmental conditions at the Innsbrook Office Portfolio Properties.

Market Overview and Competition.  According to the appraisal, the Innsbrook Office Portfolio Properties are located within the Richmond-Petersburg MSA. Within a five-mile radius of the Richmond-Petersburg MSA, the population is 173,881 with an average household income of $93,297.  The Innsbrook Office Portfolio Properties are located within the Innsbrook/Short Pump area of Henrico County, a neighborhood near the intersection of West Broad Street and Interstate 64. The area is designated as a “commercial concentration,” and there are several newer retail developments situated in the immediate vicinity.

Seven of the properties are located within the Innsbrook Corporate Center, a suburban office park within the Innsbrook/Short Pump submarket. The corporate setting provides access to major thoroughfares including West Broad Street and Interstates 64 and 295. The park includes approximately 850 acres and approximately 150 office buildings with approximately 7.5 million square feet of office inventory including both owner-occupied and multi-tenanted buildings.

According to the appraisal, the Innsbrook submarket has a vacancy rate of 14.4% as of March 31, 2013 with quoted rental rates at $18.64 per square foot full service gross and $16.54 per square foot full service gross for class A and class B office space, respectively. It is noted that the bulk of the vacancy in the market consists of large block vacancies caused by the bankruptcies of Land America and Circuit City as well as Wachovia exiting the Richmond market.  These buildings are generally non-competitive, large floor plate office buildings.  Excluding these buildings, the competitive market is approximately 6.7% vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

The following table presents certain information relating to comparable office properties for the Innsbrook Office Portfolio Properties:

Competitive Set(1)

	Innsbrook Office Portfolio (Subject)	Forest Plaza I	Forest Plaza II	East Shore III	Westerre I	Westerre II	Innslake Place
Location	Richmond/Glen Allen, VA	Richmond, VA	Richmond, VA	Glen Allen, VA	Richmond, VA	Richmond, VA	Glen Allen, VA
Distance from Subject	--	0 - 5 miles	0 - 5 miles	0 - 5 miles	0 - 5 miles	0 - 5 miles	2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1984-2008	1985/NAV	1986/NAV	2000/NAV	1988/NAV	1997/NAV	1986/NAV
Number of Stories	1 - 5	3	3	3	4	4	3
Total GLA	994,040 SF	40,000 SF	40,000 SF	79,674 SF	77,386 SF	87,500 SF	42,500 SF
Total Occupancy	96%	94%	98%	94%	87%	98%	100%

(1)	Information obtained from the appraisals dated April 16, 2013.

The Borrower.  The borrower is Lingerfelt Office Properties LLC, a Delaware limited liability company and single purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Innsbrook Office Portfolio Mortgage Loan. J. Ryan Lingerfelt and Alan T. Lingerfelt are the indirect owners of the borrower and guarantors of certain nonrecourse carveouts under the Innsbrook Office Portfolio Mortgage Loan.

The Sponsor.  The sponsors for the Innsbrook Office Portfolio Mortgage Loan are The Lingerfelt Companies and an affiliate of Ladder Capital Finance LLC.  The Lingerfelt Companies are based in Richmond, Virginia with offices at 4198 Cox Road, one of the Innsbrook Office Portfolio Properties.  The Lingerfelt Companies have been investing in the Richmond market for over 50 years.  The Lingerfelt Companies currently owns and manages a commercial real estate portfolio consisting of approximately two million rentable square feet over 35 buildings.  Affiliates of Ladder Capital Finance LLC currently own interests in a diverse commercial real estate portfolio including 34 retail properties consisting of single tenant net leased properties, one Class A office buildings condominium units in a 2-tower condominium development in Las Vegas, Nevada. The total portfolio includes approximately two million square feet.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $164,523 for taxes, $128,829 for insurance premiums and $1,500,000 for tenant improvements and leasing commissions. The loan documents also provide for an upfront escrow in the amount of $329,337 for existing tenant improvement and leasing commission obligations.

The loan documents provide for ongoing monthly escrow deposits of $82,262 for taxes, $9,910 for insurance premiums, $20,709 for replacement reserves (subject to a cap of $745,530) and $82,837 for tenant improvements and leasing commissions (subject to a cap of $2,982,120).

Lockbox and Cash Management.  The Innsbrook Office Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Innsbrook Office Portfolio Properties be deposited into the lockbox account within two business days of receipt.  Funds are then swept into a cash management account controlled by the servicer and applied in accordance with the cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are swept into the borrower’s operating account on a semi-monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing NCF debt service coverage ratio (as calculated in accordance with the related loan documents) falling below 1.10x. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of the amortizing NCF debt service coverage ratio falling below 1.10x, the NCF debt service coverage ratio being at least 1.30x for two consecutive calendar quarters.

Property Management.  The Innsbrook Office Portfolio Properties are managed by LingComm, LLC, an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Innsbrook Office Portfolio Properties provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity from a creditworthy guarantor acceptable to the lender having a net worth of at least $10 million; and (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

In addition, the Innsbrook Office Portfolio Mortgage Loan documents allow for the assumption of the allocated loan amounts in connection with a third party sale of either or both of the Westgate I and Liberty Plaza II properties. See below in “Partial Release” and “Partial Release from Cross Collateralization” for more detail.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

INNSBROOK OFFICE PORTFOLIO

Partial Release.  An individual property may be released as collateral for the Innsbrook Office Portfolio Mortgage Loan in connection with a sale thereof to a third party, subject to a sliding scale minimum paydown, as detailed below.

The Westgate I and/or Liberty Plaza II properties may be released subject to (i) repayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to the allocated loan amount for the released property and (ii) a debt service coverage ratio (“DSCR”) of no less than 1.45x for the remaining Innsbrook Office Portfolio Properties.

For the first 40% (by allocated loan amount of the released properties) of the Innsbrook Office Portfolio Mortgage Loan (excluding Westgate I and Liberty Plaza II): May be released subject to (i) repayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to 110% of the allocated loan amount for the released property and (ii) an amortizing DSCR for the remaining Innsbrook Office Portfolio Properties of no less than 1.55x.

For the second 30% (by allocated loan amount of the released properties) of the Innsbrook Office Portfolio Mortgage Loan (excluding Westgate I and Liberty Plaza II): May be released subject to (i) repayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to 120% of the allocated loan amount for the released property and (ii) an amortizing DSCR for the remaining Innsbrook Office Portfolio Properties of no less than 1.65x.

For the final 30% (by allocated loan amount of the released properties) of the Innsbrook Office Portfolio Mortgage Loan (excluding Westgate I and Liberty Plaza II): May be released subject  to (i) repayment of the Innsbrook Office Portfolio Mortgage Loan in an amount equal to 125% of the allocated loan amount for the released property and (ii) an amortizing DSCR for the remaining  Innsbrook Office Portfolio Properties of no less than 1.75x.

Partial Release from Cross-Collateralization. In connection with a third party sale of either or both of Liberty Plaza II and Westgate I properties, the loan documents permit the transferred property or properties to be released from the cross-collateralization arrangement, the Innsbrook Office Portfolio Mortgage Loan would be severed into two (or three, as applicable) loans (one for each transferred property and one secured by the remaining Innsbrook Office Portfolio Properties) and the transferees would assume the loan(s) secured by the transferred property or properties, subject to following conditions (among others):

Liberty Plaza II Property: (i) the amortizing DSCR of the loan secured by the remaining Innsbrook Office Portfolio Properties and of the new Liberty Plaza II loan are each equal to at least 1.50x, and (ii) the extension of the Capital One lease at the Liberty Plaza II property for a minimum term of ten years from the date of execution of such extension.

Westgate I Property: (i) the amortizing DSCR of the loan secured by the remaining Innsbrook Office Portfolio Properties equal to at least 1.45x and of the new Westgate I loan equal to at least 1.50x and (ii) either (a) the extension of the existing T-Mobile lease at Westgate I for a period of no less than five years beyond the current expiration date of August 31, 2020 or (b) the lender receives a release premium equal to 20% of the allocated loan amount for the Westgate I property.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including (i) no event of default has occurred or is continuing; (ii) the loan-to-value ratio including all mortgage and mezzanine debt is not greater than 80.0%; (iii) the amortizing DSCR including all mortgage and mezzanine debt is not less than 1.25x, and (iv) the execution of an intercreditor agreement in the form attached to the loan agreement.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Innsbrook Office Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Carolina Place

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$90,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$90,000,000			Location:	Pineville, NC
% of Initial Pool Balance:	[ ]%			Size:	647,511 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$270.27
Borrower Name:	Carolina Place L.L.C.			Year Built/Renovated:	1991/2006
Sponsor:	General Growth Properties Inc.; Homart II L.L.C.			Title Vesting:	Fee
Mortgage Rate:	3.839%			Property Manager:	Self-managed
Note Date:	May 13, 2013			3rd Most Recent Occupancy (As of)(3):	98.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.5% (12/31/2011)
Maturity Date:	June 1, 2023			Most Recent Occupancy (As of)(3):	97.5% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of)(3):	97.7% (3/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$18,183,976 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$17,807,851 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$17,824,809 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$24,662,207
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$6,968,607
				U/W NOI:	$17,693,600
				U/W NCF:	$16,803,371
				U/W NOI DSCR(1):	1.80x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.71x
				U/W NOI Debt Yield(1):	10.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.6%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$263,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 29, 2013
Replacement Reserves	$0	Springing	$161,878	Cut-off Date LTV Ratio(1):	66.5%
TI/LC Reserve	$0	Springing	$647,511	LTV Ratio at Maturity or ARD(1):	57.3%

(1)
The Carolina Place Loan Combination, totalling $175,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-2 had an original balance of $85,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Carolina Place Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants. As of March 31, 2013, the occupancy, exclusive of these tenants, was 94.4%.

The Mortgage Loan.  The mortgage loan (the “Carolina Place Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Pineville, North Carolina (the “Carolina Place Property”). The Carolina Place Loan Combination was originated on May 13, 2013 by The Royal Bank of Scotland plc. The Carolina Place Loan Combination had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.839% per annum.  The Carolina Place Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Carolina Place Loan Combination matures on June 1, 2023.

Note A-1, which represents the controlling interest in the Carolina Place Loan Combination and will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. Note A-2 had an original principal balance of $85,000,000, is expected to be contributed to a future trust, and represents the non-controlling interest in the Carolina Place Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Following the lockout period, the borrower will have the right to defease the Carolina Place Loan Combination in whole, but not in part, on any due date before March 1, 2023. In addition, the Carolina Place Loan Combination is prepayable without penalty on or after March 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$175,000,000	100.0%	Loan payoff	$140,306,905	80.2%
			Closing costs	639,094	0.4
			Return of equity	34,054,000	19.5
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Property.  The Carolina Place Property is an approximately 1.2 million square foot, two-level regional mall located in Pineville, North Carolina, approximately 10 miles south of the central business district of Charlotte.  The collateral for the Carolina Place Loan Combination consists of 647,511 square feet of the approximately 1.2 million square foot mall. The Carolina Place Property is anchored by Dillard’s, Belk and Macy’s (none of which are part of the collateral) and Sears and JC Penney.  The Carolina Place Property was built in 1991 and was renovated and expanded in 2006, for a cost of approximately $24.0 million, which included a redevelopment of the food court areas and the addition of new lifestyle tenant space.  As of March 31, 2013, the Carolina Place Property was 94.4% occupied by approximately 114 tenants, excluding seasonal and temporary tenants, and 97.7% leased including seasonal and temporary tenants.  In-line tenants include Victoria’s Secret, Express, New York & Company, Foot Locker, Aeropostale and American Eagle, among others. The Carolina Place Property contains 5,482 surface parking spaces reflecting a parking ratio of 4.72 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Carolina Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Dillard’s	BBB-/Ba2/BB+	175,326	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Belk	NR/NR/NR	173,580	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	147,192	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Sears	B/B3/CCC+	157,752	24.4%	$3.95	$623,120	4.8%	$101	5.2%	7/23/2016
JC Penney	B-/Caa1/CCC+	119,652	18.5%	$4.10	$490,424	3.8%	$157	3.0%	5/31/2016
Total Anchor Tenants - Collateral		277,404	42.8%	$4.01	$1,113,544	8.6%

Major Tenants - Collateral

REI	NR/NR/NR	26,500	4.1%	$24.00	$636,000	4.9%	NAV	NAV	8/31/2016
H&M	NR/NR/NR	14,631	2.3%	$30.89	$451,958	3.5%	NAV	NAV	1/31/2024
Barnes & Noble	NR/NR/NR	31,414	4.9%	$13.53	$425,000	3.3%	$174	7.8%	1/31/2017
Forever 21	NR/NR/NR	13,401	2.1%	$18.00	$241,218	1.9%	$396	13.4%	1/31/2017
Total Major Tenants - Collateral		85,946	13.3%	$20.41	$1,754,176	13.5%

Non-Major Tenants - Collateral		248,208	38.3%	$40.90	$10,152,073	78.0%

Occupied Collateral Total(5)		611,558	94.4%	$21.29	$13,019,793	100.0%

Vacant Space		35,953	5.6%

Collateral Total		647,511	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending January 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Carolina Place Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Sears	$118	$104	$101	$101
JC Penney	$134	$160	$157	$157
Barnes & Noble	$177	$174	$174	$174
REI	NAV	NAV	NAV	NAV
H&M	NAV	NAV	NAV	NAV
Forever 21	$360	$422	$395	$396
Victoria’s Secret	$315	$346	$355	$358
Express	$274	$327	$352	$358

Total In-line (<10,000 square feet)(2)	$365	$385	$412	$411
Occupancy Costs	16.7%	15.9%	15.5%	15.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Represents tenants less than 10,000 square feet who reported sales for two years prior to the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Carolina Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	0	0.0%	0	0.0%	$14,400	$0.00
2013	6	9,203	1.4%	9,203	1.4%	$620,821	$67.46
2014	17	36,252	5.6%	45,455	7.0%	$1,230,141	$33.93
2015	9	9,980	1.5%	55,435	8.6%	$611,467	$61.27
2016	22	365,525	56.5%	420,960	65.0%	$3,990,211	$10.92
2017	17	70,257	10.9%	491,217	75.9%	$1,849,232	$26.32
2018	7	18,110	2.8%	509,327	78.7%	$745,093	$41.14
2019	5	23,261	3.6%	532,588	82.3%	$739,041	$31.77
2020	5	15,689	2.4%	548,277	84.7%	$619,793	$39.50
2021	2	1,294	0.2%	549,571	84.9%	$105,804	$81.77
2022	13	20,183	3.1%	569,754	88.0%	$964,207	$47.77
2023	4	27,173	4.2%	596,927	92.2%	$986,029	$36.29
Thereafter	6	14,631	2.3%	611,558	94.4%	$543,554	$37.15
Vacant(4)	0	35,953	5.6%	647,511	100.0%	$0	$0.00
Total/Weighted Average	114	647,511	100.0%			$13,019,793	$21.29

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. As of March 31, 2013, the occupancy, inclusive of these tenants, was 97.7%.

The following table presents historical occupancy percentages at the Carolina Place Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	3/31/2013
98.9%	98.5%	97.5%	97.7%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carolina Place Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$12,395,361	$12,371,128	$12,399,958	$13,019,793	$20.11
Grossed Up Vacant Space	0	0	0	1,872,191	2.89
Percentage Rent	199,534	134,856	140,222	134,082(1)	0.21(1)
Total Reimbursables	8,324,233	8,509,640	8,477,040	8,572,562	13.24
Other Income	3,204,623	2,939,191	2,935,770	2,935,770	4.53
Less Vacancy & Credit Loss	(54,633)	(125,222)	(119,067)	(1,872,191)(2)	(2.89)
Effective Gross Income	$24,069,118	$23,829,593	$23,833,923	$24,662,207	$38.09

Total Operating Expenses	$5,885,142	$6,021,742	$6,009,114	$6,968,607	$10.76

Net Operating Income	$18,183,976	$17,807,851	$17,824,809	$17,693,600	$27.33
TI/LC	0	0	0	695,975	1.07
Capital Expenditures	0	0	0	194,253	0.30
Net Cash Flow	$18,183,976	$17,807,851	$17,824,809	$16,803,371	$25.95

NOI DSCR(3)	1.85x	1.81x	1.81x	1.80x
NCF DSCR(3)	1.85x	1.81x	1.81x	1.71x
NOI DY(3)	10.4%	10.2%	10.2%	10.1%
NCF DY(3)	10.4%	10.2%	10.2%	9.6%

(1)	Percentage Rent includes $27,603 of percentage rent in lieu of base rent and $106,479 of percentage overage rent.
(2)
The underwritten economic vacancy is 7.1%. The Carolina Place Property was 94.4% physically occupied exclusive of seasonal and temporary tenants and 97.7% physically occupied inclusive of seasonal and temporary tenants as of March 31, 2013.

(3)	DSCRs and debt yields are based on the Carolina Place Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of April 29, 2013, the Carolina Place Property had an “as-is” appraised value of $263,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 3, 2013, there was no evidence of any recognized environmental condition at the Carolina Place Property.

Market Overview and Competition.  The Carolina Place Property is located approximately 10 miles south of the central business district of Charlotte, North Carolina.  Charlotte is the nation’s second largest banking center, after New York City, with over $2.2 trillion in assets.  Major employers in the area include Carolinas Healthcare System, Wells Fargo & Co., Bank of America Corp. and Wal-Mart Stores, Inc. Charlotte is the home to the Charlotte Motor Speedway and the NASCAR Hall of Fame, which opened in May 2010.  In addition to motorsports, Charlotte is the location of the National Football League’s Carolina Panthers and the National Basketball Association’s Charlotte Bobcats.

According to the appraisal, the Carolina Place Property has a primary trade area that encompasses 33 zip codes within the Charlotte metropolitan statistical area.  Per the appraisal, 2013 population and average household income for the trade area were reported at 654,424 and $68,460, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $38.33 per square foot on a modified gross basis and used an estimate of $25.00 for in-line suites over 10,000 square feet on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 3.0% within a 30-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Carolina Place Property:

Competitive Set(1)

	Carolina Place (Subject)	Southpark	NorthLake Mall	Concord Mills
Market	Pineville, NC	Charlotte, NC	Charlotte, NC	Concord, NC
Distance from Subject	--	5.3 miles	18.6 miles	21.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1991/2006	1970/2004	2005/NAP	1999/NAP
Anchors	Dillard’s, Belk, Sears, Macy’s, JC Penney	Belk, Dillard’s, Macy’s, Nordstrom, Dick’s	Belk, Dillard’s, Hecht’s, Dick’s	Bass Pro, Burlington Coat Factory, AMC Theatres
Total GLA	1,161,307 SF	1,621,000 SF	1,070,000 SF	1,285,813 SF
Total Occupancy	98%	99%	100%	99%

(1)	Information obtained from the borrower’s rent roll and the appraisal dated April 29, 2013.

The Borrower.  The borrower is Carolina Place L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carolina Place Mortgage Loan.  The borrower is 99.5% owned by GGP/Homart II L.L.C., the guarantor of certain nonrecourse carveouts under the Carolina Place Loan Combination and 0.5% owned by GGPLP Real Estate, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

The Sponsor.  The sponsor, GGP/Homart II L.L.C., is a joint venture 50% owned by the New York State Common Retirement Fund and 50% owned by GGP Limited Partnership, which is majority owned by General Growth Properties, Inc. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  Over the same time period, GGP’s portfolio had sales of $558 per square foot for comparable tenants with less than 10,000 square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010.  The New York State Common Retirement Fund was the third largest pension plan in the United States with $153.3 billion in assets, as of March 31, 2012.

Escrows.  No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Carolina Place Loan Combination.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Carolina Place Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing.  However, GGP/Homart II L.L.C., has entered into a separate guaranty agreement in favor of the lender pursuant to which GGP/Homart II L.L.C. guarantees certain upcoming tenant improvement and leasing costs in the amount of $1,042,980 for H&M and $75,000 for Lim’s.

Lockbox and Cash Management.  The Carolina Place Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the property manager’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, and (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Carolina Place Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Carolina Place Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Free Release. The borrower may obtain a release of certain immaterial, non-income producing portions of the Carolina Place Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Carolina Place Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Carolina Place Loan Combination subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Carolina Place Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Carolina Place Property and acquire a corresponding substitute portion of the Carolina Place Property upon the satisfaction of certain conditions including but not limited to (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Carolina Place Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio including all debt is not greater than 66.5%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.80x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAROLINA PLACE

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Carolina Place Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of at least six months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Cumberland Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$90,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$90,000,000			Location:	Atlanta, GA
% of Initial Pool Balance:	[ ]%			Size(3):	541,527 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$295.46
Borrower Name:	Cumberland Mall, LLC			Year Built/Renovated:	1973/2006
Sponsor:	GGPLP Real Estate, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.670%			Property Manager:	Self-managed
Note Date:	April 26, 2013			3rd Most Recent Occupancy (As of)(4):	93.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	93.2% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of)(4):	95.4% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of)(4):	94.0% (2/28/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$14,487,727 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$15,587,514 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$15,670,560 (TTM 2/28/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$21,794,267
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$6,312,264
				U/W NOI:	$15,482,004
				U/W NCF:	$14,834,376
				U/W NOI DSCR(1):	2.60x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.49x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$254,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 12, 2013
Replacement Reserves	$0	Springing	$135,382	Cut-off Date LTV Ratio(1):	63.0%
TI/LC Reserve	$0	Springing	$394,118	LTV Ratio at Maturity or ARD(1):	63.0%

(1)
The Cumberland Mall Loan Combination, totalling $160,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $90,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-2 had an original balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and was contributed to the WFRBS 2013-C14 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Cumberland Mall Loan Combination.

(2)	See “Escrows” section.
(3)	The total square footage includes one space totalling 147,409 square feet which is occupied by Costco, which owns its own improvements and is on a ground lease.
(4)	Historical and current occupancy includes temporary and seasonal tenants. As of February 28, 2013, the occupancy, exclusive of these tenants, was 85.7%.

The Mortgage Loan.  The mortgage loan (the “Cumberland Mall Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Atlanta, Georgia (the “Cumberland Mall Property”). The Cumberland Mall Loan Combination was originated on April 26, 2013 by The Royal Bank of Scotland plc. The Cumberland Mall Loan Combination had an original principal balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $160,000,000 and accrues interest at an interest rate of 3.670% per annum.  The Cumberland Mall Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the Cumberland Mall Loan Combination. The Cumberland Mall Loan Combination matures on May 1, 2023.

Note A-1, which represents the controlling interest in the Cumberland Mall Loan Combination and will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. Note A-2 was contributed to the WFRBS 2013-C14 Trust, had an original principal balance of $70,000,000 and represents the non-controlling interest in the Cumberland Mall Loan Combination.  See “Description of the Mortgage Pool - Split Loan Structures - The Cumberland Mall Loan Combination.”

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Following the lockout period, the borrower will have the right to defease the Cumberland Mall Loan Combination in whole, but not in part, on any due date before February 1, 2023. In addition, the Cumberland Mall Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$160,000,000	100.0%	Return of equity(1)	$159,554,512	99.7%
			Closing costs	445,488	0.3
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%

(1)
The proceeds from the Cumberland Mall Loan Combination were used to recapitalize the sponsor’s investment in the Cumberland Mall Property, which was unencumbered from March 2013, when the sponsor paid off a $100 million first mortgage loan until origination of the Cumberland Mall Loan Combination.

The Property.  The Cumberland Mall Property is an approximately 1.0 million square foot, two-level regional mall located approximately 10 miles northwest of the central business district of Atlanta, Georgia.  The collateral for the Cumberland Mall Loan Combination consists of 541,527 square feet of the approximately 1.0 million square foot mall. The Cumberland Mall Property is anchored by Macy’s and Sears (neither of which are part of the collateral) and Costco, Forever 21 and H&M.  The Cumberland Mall Property was built in 1973 and was renovated and expanded in 2006.  As of February 28, 2013, the Cumberland Mall Property was 85.7% occupied by approximately 88 tenants, excluding seasonal and temporary tenants, and 94.0% leased including seasonal and temporary tenants. In-line stores include Victoria’s Secret, Express, New York & Company, Charlotte Russe, Foot Locker, Aeropostale and Vans, among others. The Cumberland Mall Property contains 3,672 surface and garage parking spaces reflecting a parking ratio of 3.53 spaces per 1,000 square feet of gross rentable area.

The following table presents certain information relating to the tenancies at the Cumberland Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa3/BBB	278,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Sears	B/B3/CCC+	222,575	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Costco(5)	A+/A1/A+	147,409	27.2%	$6.92	$1,020,800	8.2%	NAV	NAV	11/30/2026
Forever 21	NR/NR/NR	25,748	4.8%	$24.64	$634,413	5.1%	$176	15.6%	1/31/2019
H&M	NR/NR/NR	24,655	4.6%	$24.63	$607,254	4.9%	$270	9.1%	1/31/2020
Total Anchor Tenants - Collateral		197,812	36.5%	$11.44	$2,262,467	18.2%

Major Tenants - Collateral

Maggiano’s Little Italy	NR/NR/NR	16,375	3.0%	$27.50	$450,312	3.6%	$434	8.6%	11/30/2016
The Cheesecake Factory	NR/NR/NR	11,112	2.1%	$35.00	$388,920	3.1%	$866	5.3%	1/31/2027
DSW Shoe Warehouse	NR/Ba1/BBB-	14,664	2.7%	$20.00	$293,280	2.4%	$327	11.7%	1/31/2019
Total Major Tenants - Collateral		42,151	7.8%	$26.87	$1,132,512	9.1%

Non-Major Tenants - Collateral		224,299	41.4%	$40.27	$9,031,550	72.7%

Occupied Collateral Total(6)		464,262	85.7%	$26.77	$12,426,529	100.0%

Vacant Space		77,265	14.3%

Collateral Total		541,527	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending February 28, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Costco owns its own improvements and is the lessee under a ground lease with the borrower.
(6)	Occupancy excludes temporary and seasonal tenants. As of February 28, 2013, the occupancy, inclusive of these tenants, was 94.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Cumberland Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 2/28/2013
Costco	NAV	NAV	NAV	NAV
Forever 21	$155	$185	$172	$176
H&M	$213	$254	$272	$270
Maggiano’s Little Italy	$383	$419	$436	$434
DSW Shoe Warehouse	$262	$293	$320	$327
Cheesecake Factory	$754	$831	$864	$866
Victoria’s Secret	$393	$443	$447	$456
Body Central	$208	$225	$191	$190

Total In-line (<10,000 square feet)(2)	$381	$419	$446	$446
Occupancy Costs	13.6%	13.0%	13.4%	13.3%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Represents tenants less than 10,000 square feet who reported sales for two years prior to the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Cumberland Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	7,641	1.4%	7,641	1.4%	$264,055	$34.56
2013	4	7,927	1.5%	15,568	2.9%	$407,633	$51.42
2014	11	23,621	4.4%	39,189	7.2%	$865,378	$36.64
2015	15	29,137	5.4%	68,326	12.6%	$1,329,875	$45.64
2016	12	59,946	11.1%	128,272	23.7%	$1,967,031	$32.81
2017	4	8,933	1.6%	137,205	25.3%	$504,553	$56.48
2018	11	35,932	6.6%	173,137	32.0%	$1,208,848	$33.64
2019	7	51,227	9.5%	224,364	41.4%	$1,432,274	$27.96
2020	5	36,153	6.7%	260,517	48.1%	$1,133,835	$31.36
2021	2	6,064	1.1%	266,581	49.2%	$271,438	$44.76
2022	6	14,908	2.8%	281,489	52.0%	$542,924	$36.42
2023	7	24,252	4.5%	305,741	56.5%	$1,088,965	$44.90
Thereafter	2	158,521	29.3%	464,262	85.7%	$1,409,720	$8.89
Vacant(4)	0	77,265	14.3%	541,527	100.0%	$0	$0.00
Total/Weighted Average	88	541,527	100.0%			$12,426,529	$26.77

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. As of February 28, 2013, the occupancy, inclusive of these tenants, was 94.0%.

The following table presents historical occupancy percentages at the Cumberland Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	2/28/2013
93.4%	93.2%	95.4%	94.0%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cumberland Mall Property:

Cash Flow Analysis

	2011	2012	TTM 2/28/2013	U/W	U/W $ per SF
Base Rent	$10,960,506	$11,973,064	$11,869,409	$11,792,116	$21.78
Grossed Up Vacant Space	0	0	0	3,398,644	6.28
Percentage Rent	663,605	430,941	598,337	1,195,701(1)	2.21
Total Reimbursables	5,342,075	5,926,930	5,972,110	5,598,237	10.34
Other Income	2,921,125	3,155,590	3,208,213	3,208,213	5.92
Less Vacancy & Credit Loss	(49,718)	(53,716)	(54,120)	(3,398,644)(2)	(6.28)
Effective Gross Income	$19,837,593	$21,432,809	$21,593,949	$21,794,267	$40.25

Total Operating Expenses	$5,349,866	$5,845,295	$5,923,389	$6,312,264	$11.66

Net Operating Income	$14,487,727	$15,587,514	$15,670,560	$15,482,004	$28.59
TI/LC	0	0	0	539,322	1.00
Capital Expenditures	0	0	0	108,305	0.20
Net Cash Flow	$14,487,727	$15,587,514	$15,670,560	$14,834,376	$27.39

NOI DSCR(3)	2.43x	2.62x	2.63x	2.60x
NCF DSCR(3)	2.43x	2.62x	2.63x	2.49x
NOI DY(3)	9.1%	9.7%	9.8%	9.7%
NCF DY(3)	9.1%	9.7%	9.8%	9.3%

(1)	Percentage Rent includes $994,174 of percentage rent in lieu of base rent and $201,527 of percentage overage rent.
(2)
The underwritten economic vacancy is 14.2%. The Cumberland Mall Property was 85.7% physically occupied exclusive of seasonal and temporary tenants and 94.0% physically occupied inclusive of seasonal and temporary tenants as of February 28, 2013.

(3)	DSCRs and debt yields are based on the Cumberland Mall Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of April 12, 2013, the Cumberland Mall Property had an “as-is” appraised value of $254,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated April 18, 2013, there was evidence of a recognized environmental condition at the Cumberland Mall Property related to one 550-gallon underground storage tank (“UST”) and three 10,000 gallon USTs which had earlier been removed.  No further action was recommended other than ongoing monitoring.

Market Overview and Competition.  The Cumberland Mall Property is located at the southwestern quadrant of Cobb Parkway and Interstate 285 in Atlanta, Georgia, approximately 10 miles northwest of the Atlanta central business district. The Cumberland Mall Property is located across from the Cobb Galleria Centre, which hosts over 350,000 visitors a year.  The Cobb Galleria Centre is connected to the Cumberland Mall Property via a covered walkway that crosses over Cobb Parkway.  Atlanta has the United States’ third largest concentration of Fortune 500 companies and 75% of Fortune 1000 companies have a presence in the metropolitan area.  Fortune 500 companies headquartered in Atlanta include The Home Depot, UPS, Coca-Cola, Delta Air Lines and nine others.  Atlanta is one of five United States cities served by three major interstate highways: Interstate 75, Interstate 85 and Interstate 20.  According to the appraisal, the Cumberland Mall Property has a primary trade area that encompasses 26 zip codes within the Atlanta metropolitan statistical area.  Per the appraisal, 2012 population and average household income for the trade area were reported at 820,248 and $80,209, respectively.  In addition, 21.5% of Atlanta households have annual incomes of $100,000 or more.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $35.26 per square foot on a modified gross basis and used an estimate of $25.00 for in-line suites over 10,000 square feet on a full service gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 5.0% within a 20-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Cumberland Mall Property:

Competitive Set(1)

	Cumberland Mall (Subject)	Town Center at Cobb	Arbor Place	Perimeter Mall	Lenox Square
Market	Atlanta, GA	Kennesaw, GA	Douglasville, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	––	12.7 miles	24.5 miles	9.8 miles	22.8 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1973/2006	1986/1998	1999/NAV	1971/2000	1959/2007
Anchors	Macy’s, Sears, Costco, Forever 21, H&M	Macy’s, Belk, JC Penney, Sears	Dillard’s, Belk, Macy’s, Sears, JC Penney	Macy’s, Dillard’s, Nordstrom, Von Maur	Macy’s, Bloomingdales, Neiman Marcus
Total GLA	1,041,203 SF	1,276,000 SF	1,163,340 SF	1,574,000 SF	1,556,000 SF
Total Occupancy	94%	97%	97%	97%	100%

(1)	Information obtained from the borrower’s rent roll and the appraisal dated April 12, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

The Borrower.  The borrower is Cumberland Mall, LLC, a Delaware limited liability company, a single purpose entity with two independent managers.  The borrower is 100% owned by GGPLP Real Estate, Inc. (“GGPLP Real Estate”).  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cumberland Mall Mortgage Loan.

The Sponsor.  The sponsor is GGPLP Real Estate, which is 100% owned by GGP Limited Partnership, a wholly owned subsidiary of General Growth Properties, Inc. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  Over the same time period, GGP’s portfolio had sales of $558 per square foot for comparable tenants with less than 10,000 square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010.

Escrows.  No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Cumberland Mall Loan Combination.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Cumberland Mall Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing.  However, GGPLP Real Estate has entered into a separate guaranty agreement in favor of the lender pursuant to which GGPLP Real Estate guarantees certain upcoming tenant improvement and leasing costs in the amount of $832,305.

Lockbox and Cash Management.  The Cumberland Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the property manager’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, and (ii) the debt service coverage ratio falling below 1.50x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.50x has been achieved for two consecutive calendar quarters.

Property Management.  The Cumberland Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Cumberland Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. The borrower may obtain a release of certain immaterial, non-income producing portions of the Cumberland Mall Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Cumberland Mall Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Cumberland Mall Loan Combination subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Cumberland Mall Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Cumberland Mall Property and acquire a corresponding substitute portion of the Cumberland Mall Property upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Cumberland Mall Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 63.0%; (iii) the debt service coverage ratio including all debt is not less than 2.47x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Cumberland Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of at least six months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – RHP Portfolio V

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$83,410,313			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$83,410,313			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	2,416 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$34,524
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; NorthStar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.011%			Property Manager:	Newbury Management Company
Note Date:	April 5, 2013			3rd Most Recent Occupancy (As of):	78.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	78.8% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	78.3% (12/31/2012)
IO Period:	34 months			Current Occupancy (As of):	78.5% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$6,497,595 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$6,727,771 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(89),O(5)			Most Recent NOI (As of):	$7,073,482 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$11,102,453
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$4,117,801
				U/W NOI:	$6,984,652
				U/W NCF:	$6,863,852
				U/W NOI DSCR:	1.46x
Escrows and Reserves(2):				U/W NCF DSCR:	1.43x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.2%
Taxes	$349,566	$60,536	NAP	As-Is Appraised Value:	$113,150,000
Insurance	$127,431	$18,204	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$1,974,075	Springing	$386,560	Cut-off Date LTV Ratio:	73.7%
Deferred Maintenance	$255,330	$0	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	The borrower is comprised of 10 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from February 27, 2013 to March 6, 2013.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio V Mortgage Loan”) is evidenced by a single promissory note that is secured by 10 first mortgages encumbering 10 manufactured housing communities totaling 2,416 pads and located in four states (the “RHP Portfolio V Properties”).  The RHP Portfolio V Mortgage Loan was originated on April 5, 2013 by The Royal Bank of Scotland plc.  The RHP Portfolio V Mortgage Loan had an original principal balance of $83,410,313, has an outstanding principal balance as of the Cut-off Date of $83,410,313 and accrues interest at an interest rate of 4.011% per annum.  The RHP Portfolio V Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 34 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio V Mortgage Loan matures on May 1, 2023.

Following the lockout period (except in the case of the Early Release Property (as defined below)), the borrower has the right to prepay the RHP Portfolio V Mortgage Loan in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio V Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

Sources and Uses

Sources			Uses
Original loan amount	$83,410,313	74.6%	Purchase price	$107,521,107	96.1%
Sponsor’s new cash contribution	28,465,126	25.4	Reserves	2,706,402	2.4
			Closing costs	1,647,930	1.5
Total Sources	$111,875,439	100.0%	Total Uses	$111,875,439	100.0%

The Properties. The RHP Portfolio V Mortgage Loan is secured by the fee interest in 10 manufactured housing communities  totaling 2,416 pads and located in Florida, Kansas, Utah and New York.  The RHP Portfolio V Properties were acquired by the sponsors as a part of a larger 35-property portfolio in April 2013.  The remaining 25 properties in the portfolio (“RHP Portfolio III Properties”, “RHP Portfolio IV Properties” and “RHP Portfolio VI Properties”) are not collateral for the RHP Portfolio V Mortgage Loan.  The RHP Portfolio V Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio V Properties were developed between 1966 and 1987 and have an average age of 40 years.  Public utilities are provided in all of the RHP Portfolio V Properties.

The following table presents certain information relating to the RHP Portfolio V Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Country Club Mobile Estates - Holladay, UT	$21,672,675	26.0%	100.0%	1970/NAP	323	$29,400,000
Chalet North - Apopka, FL	$17,028,531	20.4%	86.9%	1973/NAP	404	$23,100,000
Lakeview Estates - Layton, UT	$11,919,971	14.3%	96.7%	1971/NAP	209	$16,170,000
Evergreen Village - Ogden, UT	$9,678,987	11.6%	82.4%	1975/NAP	238	$13,130,000
Colonial Gardens - Manhattan, KS	$9,435,723	11.3%	95.9%	1974/1994	342	$12,800,000
Washingtonville Manor - Washingtonville, NY	$4,754,720	5.7%	85.4%	1970/NAP	82	$6,450,000
Magnolia Circle - Jacksonville, FL	$3,612,113	4.3%	86.6%	1977/NAP	127	$4,900,000
Towneship at Clifton - Wichita, KS	$2,248,356	2.7%	35.8%	1967/NAP	550	$3,050,000
Wheel Estates - Orlando, FL	$1,695,481	2.0%	92.6%	1966/NAP	54	$2,300,000
Brittany Place - Topeka, KS	$1,363,757	1.6%	79.3%	1987/NAP	87	$1,850,000
Total/Weighted Average	$83,410,314	100.0%	78.5%		2,416	$113,150,000

The following table presents historical occupancy percentages at the RHP Portfolio V Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013
78.5%	78.8%	78.3%	78.5%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio V Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Pad
Base Rent	$8,812,536	$9,105,564	$9,347,722	$9,750,102	$4,036
Concessions	(125,337)	(209,154)	(159,407)	(159,407)	(66)
Grossed Up Vacant Space	0	0	0	2,075,790	859
Total Reimbursables	0	0	0	0	0
Other Income	1,560,061	1,698,264	1,770,175	1,770,175	733
Less Vacancy & Credit Loss	(226,767)	(263,647)	(288,895)	(2,334,208)(1)	(966)
Effective Gross Income	$10,020,493	$10,331,027	$10,669,595	$11,102,453	$4,595

Total Operating Expenses	$3,522,898	$3,603,256	$3,596,113	$4,117,801	$1,704

Net Operating Income	$6,497,595	$6,727,771	$7,073,482	$6,984,652	$2,891
Capital Expenditures	0	0	0	120,800	50
Net Cash Flow	$6,497,595	$6,727,771	$7,073,482	$6,863,852	$2,841

NOI DSCR	1.36x	1.41x	1.48x	1.46x
NCF DSCR	1.36x	1.41x	1.48x	1.43x
NOI DY	7.8%	8.1%	8.5%	8.4%
NCF DY	7.8%	8.1%	8.5%	8.2%

(1) The underwritten economic vacancy is 24.3%. The RHP Portfolio V Properties were 78.5% physically occupied as of February 14, 2013.

Appraisal.  As of the appraisal valuation dates ranging from February 27, 2013 to March 6, 2013, the RHP Portfolio V Properties had an aggregate “as-is” appraised value of $113,150,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from April 4, 2013 to April 7, 2013, one property had Recognized Environmental Conditions (“REC”).  The Towneship at Clifton property is located adjacent to a Boeing facility, which has caused groundwater contamination on the Towneship at Clifton property.  This groundwater contamination is considered an REC, however Boeing has been remediating the contamination with an air-stripper since 2003, is obligated to contrive remediation, and as such, no further action or investigation was recommended.  No other properties had any identified RECs.

The Borrower.  The borrower is comprised of 10 separate limited liability companies, each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio V Mortgage Loan.  Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio V Mortgage Loan.

The Sponsors.  The sponsors are NorthStar Realty Finance Corporation (“NorthStar”) and RHP Properties, Inc. NorthStar is a publicly traded REIT (NYSE: NRF) and had approximately $5.7 billion of commercial real estate assets under management as of March 31, 2013.  RHP Properties, Inc. is one of the nation’s largest private owners and operators of manufactured housing communities.  RHP Properties, Inc. currently owns and manages a total of 107 manufactured housing communities with over 23,000 housing units with a combined value of approximately $1.2 billion.  NorthStar indirectly owns 97.6% of the borrower, while affiliates of RHP Properties, Inc. own the remaining 2.4%.  NorthStar is the managing member of the borrower.

Escrows.  The loan documents provide for upfront escrows in the amount of $349,566 for real estate taxes, $127,431 for insurance premiums and $255,330 for deferred maintenance.  In addition, $1,974,075 was reserved for maintenance, repairs and/or replacements at the RHP Portfolio V Properties over the term of the RHP Portfolio V Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $60,536 for real estate taxes and $18,204 for insurance premiums.  Additionally, the loan documents provide for a $10,067 monthly replacement reserve escrow beginning on May 1, 2016.  The replacement reserve escrow will be capped at $386,560, exclusive of the initial deposit of $1,974,075.  The loan documents provide for $522,451 of the $1,974,075 deposit to be reserved in a lender controlled reserve account to cover near term needs identified in the property condition report as needing to be covered in the first three years of the term of the RHP Portfolio V Mortgage Loan. The remaining $1,451,624 was reserved for elective capital improvements to the RHP Portfolio V Properties over the term of the RHP Portfolio V Mortgage Loan.

Lockbox and Cash Management.  The RHP Portfolio V Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the property manager is obligated to deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence (i) upon the occurrence of an event of default, or (ii) if the amortizing debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured, or, with respect to matters in clause (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO V

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio V Mortgage Loan and any approved mezzanine loan that is outstanding.

Property Management.  The RHP Portfolio V Properties are currently managed by Newbury Management Company, an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the RHP Portfolio V Properties, subject to customary conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing and (ii) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Partial Release.  Following the second anniversary of the closing date of the Series 2013-LC12 Certificates (except in the case of the Early Release Property (which can be released at any time) and in connection with a bona fide third party sale of an individual RHP Portfolio V property or a sale to certain affiliates of the nonrecourse guarantor (but not to an affiliate of NorthStar) at a sale price at least equal to the fair market value determined by an appraisal, the borrower may obtain the release of an individual property from the lien of the RHP Portfolio V Mortgage Loan upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the allocated loan amount for the individual property to be released (or 110% of the allocated loan amount in the case of the Early Release Property) or if the sale is to certain affiliates of the nonrecourse guarantor, then the payment by the borrower must be in an amount equal to the greater of 125% of the allocated loan amount and 100% of the net sale proceeds, regardless of whether the property is an Early Release Property and in each case, together with the applicable yield maintenance premium; (ii) satisfaction of all applicable REMIC requirements; (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio V Properties is not less than the greater of (x) the amortizing debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x; and (iv) no event of default has occurred and is continuing.  The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio V Properties and the actual debt service constant of the loan at closing.

The “Early Release Property” is the Towneship at Clifton property, which may be released at any time under the conditions described above.

Real Estate Substitution.  At any time before May 1, 2022, the borrower may obtain a release of any individual RHP Portfolio V property from the lien of the mortgage in connection with a substitution of a different manufactured housing community property subject to the lender’s consent and the satisfaction of certain conditions, including without limitation: (i) no event of default has occurred and is continuing at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio V Mortgage Loan; (iii) the fair market value of the substitute property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Series 2013-LC12 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio V Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio III Properties, RHP Portfolio IV Properties or RHP Portfolio VI Properties; (ix) the geographic diversity of the RHP Portfolio V Properties must not be diminished; and (x) payment of a fee equal to 0.25% of the allocated loan amount of the property being released as the result of a substitution.

Subordinate and Mezzanine Indebtedness.  NorthStar owns 97.6% of the membership interests in the borrower.  NorthStar has the ability to convert a portion of its equity in the borrower into a mezzanine loan during the term of the RHP Portfolio V Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio V Mortgage Loan and will be secured by the equity interests in the borrower that own the RHP Portfolio V Properties; (ii) the mezzanine loan must not exceed $12,767,187; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x.  Additionally, at NorthStar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by the equity in the borrower of the RHP Portfolio V Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio III Properties, RHP Portfolio IV Properties and the RHP Portfolio VI Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio V Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio V Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – White Marsh Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$80,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$80,000,000			Location:	Baltimore, MD
% of Initial Pool Balance:	[ ]%			Size:	702,317 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$270.53
Borrower Name:	White Marsh Mall Holding, LLC; White Marsh Anchor Acquisition, LLC			Year Built/Renovated:	1981/2012
Sponsors:	GGPLP Real Estate Inc.; White Marsh Mall, LLC			Title Vesting:	Fee
Mortgage Rate:	3.658%			Property Manager:	Self-managed
Note Date:	May 1, 2013			3rd Most Recent Occupancy (As of):	90.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.1% (12/31/2011)
Maturity Date:	May 1, 2021			Most Recent Occupancy (As of):	94.9% (12/31/2012)
IO Period:	96 months			Current Occupancy (As of)(3):	96.6% (2/28/2013)
Loan Term (Original):	96 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$16,818,921 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$17,065,240 (12/31/2011)
Call Protection:	L(26),D(63),O(7)			Most Recent NOI (As of):	$17,253,512 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$27,159,676
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$7,664,488
				U/W NOI(4):	$19,495,188
				U/W NCF:	$18,715,906
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.77x
				U/W NCF DSCR(1):	2.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$300,000,000
Replacement Reserves	$0	Springing	$140,734	As-Is Appraisal Valuation Date:	April 11, 2013
TI/LC Reserve	$0	Springing	$335,060	Cut-off Date LTV Ratio(1):	63.3%
Tenants Specific TI/LC Reserve	$1,215,290	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.3%

(1)
The White Marsh Mall Loan Combination, totalling $190,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-1 had an original principal balance of $110,000,000 and was contributed to the WFRBS 2013-C14 Trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the White Marsh Mall Loan Combination.

(2)	See “Escrows” section.
(3)	Occupancy includes 24,245 square feet attributed to temporary tenants that were not included in Annual U/W Base Rent.
(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “White Marsh Mall Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Baltimore, Maryland (the “White Marsh Mall Property”).  The White Marsh Mall Loan Combination was originated on May 1, 2013 by Wells Fargo Bank, National Association.  The White Marsh Mall Loan Combination had an original principal balance of $190,000,000, has an outstanding principal balance as of the Cut-off Date of $190,000,000 and accrues interest at an interest rate of 3.658% per annum.  The White Marsh Mall Loan Combination had an initial term of 96 months, has a remaining term of 94 months as of the Cut-off Date and requires interest-only payments through the term of the White Marsh Mall Loan Combination. The White Marsh Mall Loan Combination matures on May 1, 2021.

Note A-2, which will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $80,000,000 and has an outstanding principal balance as of the Cut-off Date of $80,000,000. Note A-1, which had an original principal balance of $110,000,000 and represents the controlling interest in the White Marsh Mall Loan Combination, was contributed to the WFRBS 2013-C14 Trust (the “White Marsh Mall Companion Loan”).
Following the lockout period, the borrower has the right to defease the White Marsh Mall Loan Combination in whole, but not in part, on any date before November 1, 2020.  In addition, the White Marsh Mall Loan Combination is prepayable without penalty on or after November 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Sources and Uses

Sources			Uses
Original loan combination amount	$190,000,000	100.0%	Loan payoff	$179,431,903	94.4%
			Reserves	1,215,290	0.6
			Closing costs	1,351,769	0.7
			Return of equity	8,001,038	4.2
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Property.  The White Marsh Mall Property is a two-story regional mall located in Baltimore, Maryland that contains approximately 1,168,327 square feet of which 702,317 square feet secures the White Marsh Mall Loan Combination.  The White Marsh Mall Property is anchored by three non-collateral anchors (Sears, Macy’s and JC Penney), Boscov’s and Macy’s Home Store.  The White Marsh Mall Property is situated on 84.5 acres and was built in 1981 and renovated in 2004 and 2012.  Parking is provided by 6,732 surface parking spaces, resulting in a parking ratio of 9.6 spaces per 1,000 square feet of net rentable area.  The White Marsh Mall Property’s mix of in-line tenants includes Forever 21, Gap, Victoria’s Secret, American Eagle Outfitters, Express and Bath & Body Works.  For the trailing 12-month period ending January 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $423 per square foot with an average occupancy cost of 14.5%.  As of February 28, 2013, the White Marsh Mall Property was 96.6% leased to 146 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The following table presents certain information relating to the tenancies at the White Marsh Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Sears	CCC/B3/CCC+	167,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	162,400	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	B-/Caa1/CCC+	136,610	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Boscov’s	NR/NR/NR	197,345	28.1%	$3.04	$600,000	3.7%	NAV	NAV	1/31/2028
Macy’s Home Store	BBB/Baa3/BBB	60,000	8.5%	$0.00(4)	$0(4)	0.0%	NAV	NAV	1/31/2018
Total Anchor Tenants – Collateral		257,345	36.6%	$2.33	$600,000	3.7%

Major Tenants – Collateral
Sports Authority	NR/B3/B-	53,634	7.6%	$14.44	$774,705	4.8%	$91	21.2%	1/31/2022
Forever 21(5)	NR/NR/NR	14,959	2.1%	$34.46	$515,487	3.2%	$436	12.2%	8/31/2023
Gap	BBB-/Baa3/BB+	9,295	1.3%	$46.08	$428,305	2.6%	$162	10.5%	4/30/2016
Littman Jewelers	NR/NR/NR	2,747	0.4%	$116.00	$318,652	2.0%	$841	17.4%	9/30/2016
The Children’s Place	NR/NR/NR	5,070	0.7%	$57.80	$293,067	1.8%	$384	15.9%	1/31/2017
Disney Store	A/A2/A	5,200	0.7%	$56.12	$291,826	1.8%	$300	19.8%	1/31/2018
Victoria’s Secret	BB+/Ba1/BB+	9,500	1.4%	$30.00	$285,000	1.8%	$592	10.1%	1/31/2023
Green Turtle Sports Bar & Grill	NR/NR/NR	5,943	0.8%	$45.00	$267,435	1.7%	NAV	NAV	9/30/2022
Foot Locker	NR/NR/NR	3,958	0.6%	$65.92	$260,911	1.6%	$447	15.3%	1/31/2023
Buffalo Wild Wings Grill & Bar	NR/NR/NR	6,791	1.0%	$37.00	$251,267	1.6%	$545	7.6%	12/31/2021
Total Major Tenants – Collateral		117,097	16.7%	$31.48	$3,686,656	22.8%

Non-Major Tenants - Collateral(6)		303,766	43.3%	$42.58	$11,902,355	73.5%

Occupied Collateral Total(6)		678,208	96.6%	$24.76	$16,189,011	100.0%

Vacant Space		24,109	3.4%

Collateral Total(6)		702,317	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through May 2014.
(3)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending January 31, 2013.
(4)	Macy’s Home Store has an annual contractual rent of $1 plus reimbursements; therefore, no rent was underwritten for this tenant.
(5)
Forever 21 currently occupies a temporary space containing 4,996 square feet with a lease expiration date of August 31, 2013.  The tenant has a signed lease to expand to a 14,959 square foot space.  The Sales PSF and Occupancy Cost shown are based on the tenant’s previous space, which contained 6,281 square feet.

(6)
Occupancy includes 24,245 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent.  The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total excludes the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The following table presents certain information relating to the historical sales and occupancy costs at the White Marsh Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Boscov’s	NAV	NAV	NAV	NAV
Macy’s Home Store	NAV	NAV	NAV	NAV
Sports Authority	$101	$97	$97	$91
Forever 21	$424	$452	$429	$436
Gap	$206	$171	$160	$162
Littman Jewelers	$1,052	$1,099	$852	$841
The Children’s Place	$371	$367	$381	$384
Disney Store	$311	$289	$298	$300
Victoria’s Secret	$457	$555	$583	$592
Green Turtle Sports Bar & Grill	NAV	NAV	NAV	NAV
Foot Locker	$370	$433	$446	$447
Buffalo Wild Wings Grill & Bar	$533	$534	$571	$545

Total In-line (<10,000 square feet)	$392	$414	$428	$423
Occupancy Costs	15.0%	14.9%	14.8%	14.5%

(1) Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the White Marsh Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	12	20,203	2.9%	20,203	2.9%	$73,915	$153.99
2013(5)	11	8,512	1.2%	28,715	4.1%	$249,946	$38.52
2014(6)	20	40,494	5.8%	69,209	9.9%	$1,219,575	$31.28
2015(7)	22	53,798	7.7%	123,007	17.5%	$2,462,319	$46.64
2016	19	54,665	7.8%	177,672	25.3%	$2,565,345	$46.93
2017	11	37,000	5.3%	214,672	30.6%	$1,581,861	$42.75
2018	15	84,825	12.1%	299,497	42.6%	$1,429,013	$16.85
2019	6	9,741	1.4%	309,238	44.0%	$659,275	$67.68
2020	3	2,825	0.4%	312,063	44.4%	$206,912	$73.24
2021	9	37,355	5.3%	349,418	49.8%	$1,482,942	$39.70
2022	8	71,292	10.2%	420,710	59.9%	$1,608,087	$22.56
2023	6	43,722	6.2%	464,432	66.1%	$1,479,019	$33.83
Thereafter	4	213,776	30.4%	678,208	96.6%	$1,170,802	$5.48
Vacant	0	24,109	3.4%	702,317	100.0%	$0	$0.00
Total/Weighted Average	146	702,317	100.0%			$16,189,011	$24.76

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and square footage attributed to temporary tenants, which were not included in Annual U/W Base Rent.
(4)	Includes 11 temporary tenants totaling 19,723 square feet that were not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.
(5)	Includes six temporary tenants totaling 2,023 square feet that were not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.
(6)
Includes seven temporary tenants totaling 1,499 square feet that were not included in Annual U/W Base Rent.  The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.

(7)	Includes one temporary tenant totaling 1,000 square feet that was not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to this tenant.

The following table presents historical occupancy percentages at the White Marsh Mall Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/28/2013
90.7%	95.1%	94.9%	96.6%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the White Marsh Mall Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$13,037,744	$13,081,252	$13,673,023	$16,189,011	$23.05
Grossed Up Vacant Space	0	0	0	887,676	1.26
Percentage Rent	701,282	418,571	366,872	270,271	0.38
Total Reimbursables	6,959,713	7,453,448	7,456,890	8,067,747	11.49
Other Income	2,902,426	3,235,075	2,969,607	2,632,647	3.75
Less Vacancy & Credit Loss	(59,003)	(59,003)	(63,146)	(887,676)(2)	(1.26)
Effective Gross Income	$23,542,162	$24,129,343	$24,403,246	$27,159,676	$38.67

Total Operating Expenses	$6,723,241	$7,064,102	$7,149,734	$7,664,488	$10.91

Net Operating Income	$16,818,921	$17,065,240	$17,253,512	$19,495,188	$27.76
TI/LC	0	0	0	638,819	0.91
Capital Expenditures	0	0	0	140,463	0.20
Net Cash Flow	$16,818,921	$17,065,240	$17,253,512	$18,715,906	$26.65

NOI DSCR(3)	2.39x	2.42x	2.45x	2.77x
NCF DSCR(3)	2.39x	2.42x	2.45x	2.66x
NOI DY(3)	8.9%	9.0%	9.1%	10.3%
NCF DY(3)	8.9%	9.0%	9.1%	9.9%

(1)
The increase in U/W NOI compared to historical NOI is attributable to recent leasing activity at the White Marsh Mall Property. 21 tenants accounting for 37.4% of the net rentable area and 16.6% of the underwritten base rent executed new leases in 2012 and 2013.

(2)	The underwritten economic vacancy is 5.2%. The White Marsh Mall Property was 96.6% physically occupied as of February 28, 2013.
(3)	DSCRs and debt yields are based on the White Marsh Mall Loan Combination.

Appraisal.  As of the appraisal valuation date of April 11, 2013, the White Marsh Mall Property had an “as-is” appraised value of $300,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated April 17, 2013, there was no evidence of any recognized environmental conditions at the White Marsh Mall Property.

Market Overview and Competition.  The White Marsh Mall Property is located along the south side of White Marsh Boulevard (Maryland Route 43) in the Middle River-White Marsh area of southeastern Baltimore County.  The White Marsh Mall Property is located approximately 12 miles northeast of the Baltimore central business district, approximately 39 miles northeast of the Washington, D.C. central business district and within five miles of the communities of Middle River, White Marsh, Perry Hall, Rosedale and Essex.  In addition, the White Marsh Mall Property is situated approximately four miles northeast of the interchange of Interstate 695 and Interstate 95, which provide primary access to the area.  According to the appraisal, as of 2012, the estimated population within a five-mile and 10-mile radius of the White Marsh Mall Property was 243,109 and 813,778, respectively.  The estimated household income within the same five-mile and 10-mile radii was $66,333 and $64,753, respectively.

According to a third party market research report, the White Marsh Mall Property is located within the Baltimore County East submarket, which has an estimated inventory of 984 retail buildings totaling approximately 5.5 million square feet with a 3.2% vacancy rate, as of the first quarter of 2013.  The appraiser concluded to a market rent of $37.04 per square foot, on a triple net basis, for the White Marsh Mall Property.

The following table presents certain information relating to comparable retail properties for White Marsh Mall Property:

Competitive Set(1)

	White Marsh Mall (Subject)	Towson Town Center	Hartford Mall	Eastpoint Mall	Marley Station
Location	Baltimore, MD	Towson, MD	Bel Air, MD	Baltimore, MD	Glen Burnie, MD
Distance from Subject	--	7.3 miles	11.8 miles	6.0 miles	17.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1981/2012	1959/2008	1972/2007	1957/1991	1987/1996
Anchors	Sears, Macy’s, JC Penney, Boscov’s, Macy’s Home Store	Crate & Barrel, Macy’s, Nordstrom, Nordstrom Rack	Macy’s, Sears	Burlington Coat Factory, JC Penney, Sears, Value City	JC Penney, Macy’s, Sears, Vacant
Total GLA	702,317 SF	1,050,064 SF	505,345 SF	851,314 SF	1,069,186 SF
Total Occupancy	97%	98%	99%	80%	86%

(1) Information obtained from the appraisal dated April 26, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The Borrower.  The borrower consists of White Marsh Mall Holding, LLC and White Marsh Anchor Acquisition, LLC, each of which is a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the White Marsh Mall Loan Combination.  GGPLP Real Estate Inc. and White Marsh Mall, LLC, the loan sponsors, are the guarantors of certain nonrecourse carveouts under the White Marsh Mall Loan Combination.

The Sponsor.  The sponsors are GGPLP Real Estate Inc. (“GGP”) and White Marsh Mall, LLC.  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  As of March 31, 2013, GGP’s portfolio consisted of 142 regional malls totaling approximately 134 million square feet which generated sales of $558 per square foot for the trailing 12-month period ending March 31, 2013.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010.

Escrows. Upon origination, the borrower issued a guaranty for $1,215,290 in connection with outstanding tenant improvement allowances for Red Robin Burgers ($328,900), Green Turtle Sports Bar & Grill ($237,720), Buca di Beppo ($225,000), New York & Company ($188,430), Pink ($166,000) and Sleep By Number ($69,240).

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with proof of full payment within a timely manner; and (iii) a Trigger Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; (iii) the borrower provides the lender with paid receipts satisfactory to the lender that all insurance premiums have been and continue to be fully and timely paid. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $11,728 (subject to a cap of $140,734). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event Period exists and is continuing.  During a Trigger Event Period, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $27,922 (subject to a cap of $335,060).

A “Trigger Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Trigger Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  The White Marsh Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt.  Prior to the occurrence of a Trigger Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Trigger Event Period, all excess cash flow is swept on a monthly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

Property Management.  The White Marsh Mall Property is managed by an affiliate of the sponsor.

Assumption.  The borrower has the right to transfer the White Marsh Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing, (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee, and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in the borrower or any shareholder, partner, member or non-member manager of the borrower subject to certain conditions, including not less than 50% of equity interests in the borrower being owned by a Qualified Equityholder (as defined below) and controls the borrower.

 A “Qualified Equityholder” is defined as General Growth Properties, Inc. or an affiliate, or other institution having total assets in excess of $600 million and capital/statutory surplus in excess of $250 million, or any permitted mezzanine lender or party for whom written confirmation from Fitch, KBRA and Moody’s has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations have been obtained with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

Partial Release. The White Marsh Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Real Estate Substitution. The White Marsh Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the White Marsh Mall borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; and (iii) delivery to the lender of an acceptable (as defined in the loan documents) Phase I report and a physical conditions report (if the substitution parcel is improved).

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the White Marsh Mall Loan Combination, however future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the White Marsh Mall Companion Loan and reasonably acceptable to the lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of the White Marsh Mall Loan Combination at origination; (v) the combined loan-to-value ratio will not be greater than 70%; (vi) the total debt service coverage ratio will not be less than 2.64x; and (vii) delivery of mezzanine loan documents reasonably acceptable to the lender and acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the White Marsh Mall Companion Loan.

The loan documents permit certain sponsor affiliates (“GGP Top Tier Entities”) to pledge indirect ownership interests to a Qualified Pledgee (an institution having at least $600 million in total assets and $250 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) the pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting or exercise of remedies related to the pledge shall result in the White Marsh Mall Property’s being managed by a party other than the White Marsh Mall borrower or a Qualified Manager (as defined in the White Marsh Mall Loan Combination documents).

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the White Marsh Mall Property; provided, however, that the borrower will not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Rimrock Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$77,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance:	$77,000,000			Location:	Billings, MT
% of Initial Pool Balance:	[ ]%			Size:	428,661 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$179.63
Borrower Name:	Rimrock Owner, L.P.			Year Built/Renovated:	1975/2011
Sponsor:	Starwood Capital Global Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	4.286%			Property Manager:	Self-managed
Note Date:	June 4, 2013			3rd Most Recent Occupancy (As of)(2):	95.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	93.6% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of)(2):	93.8% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of)(2):	97.3% (4/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,768,387 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,932,319 (12/31/2012)
Call Protection:	L(18),GRTR1% or YM(6),D or GRTR 1% or YM(89),O(7)			Most Recent NOI (As of):	$8,124,291 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$11,839,035
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$3,647,352
				U/W NOI:	$8,191,683
				U/W NCF:	$7,742,945
				U/W NOI DSCR:	1.79x
Escrows and Reserves(1):				U/W NCF DSCR:	1.70x
				U/W NOI Debt Yield:	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.1%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$112,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 10, 2013
Replacement Reserves	$0	Springing	$86,000	Cut-off Date LTV Ratio:	68.8%
TI/LC Reserve	$149,490	Springing	$279,000	LTV Ratio at Maturity or ARD:	62.7%

(1)	See “Escrows” section.
(2)	Historical and current occupancy includes temporary and seasonal tenants. As of April 30, 2013, the occupancy, exclusive of these tenants, was 96.3%.

The Mortgage Loan.  The mortgage loan (the “Rimrock Mall Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a regional mall located in Billings, Montana (the “Rimrock Mall Property”). The Rimrock Mall Mortgage Loan was originated on June 4, 2013 by The Royal Bank of Scotland plc. The Rimrock Mall Mortgage Loan had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.286% per annum.  The Rimrock Mall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Rimrock Mall Mortgage Loan matures on July 1, 2023.

Following the lockout period, the borrower has the right to prepay the Rimrock Mall Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance.  Following the defeasance lockout period, the borrower will also have the right to (i) prepay the Rimrock Mall Mortgage Loan in whole but not in part, provided that the borrower pays (ii) the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance, on any due date before January 1, 2023. The borrower may also defease should there be defeasance. In addition, the Rimrock Mall Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

Sources and Uses

Sources			Uses
Original loan amount	$77,000,000	68.5%	Purchase Price	$111,375,000	99.1%
Sponsor’s new cash contribution	35,416,391	31.5	Reserve	149,490	0.1
			Closing costs	891,901	0.8
Total Sources	$112,416,391	100.0%	Total Uses	$112,416,391	100.0%

The Property.  The Rimrock Mall Property is comprised of a 586,446 square foot regional mall located in the Billings primary retail corridor, approximately two miles east of the Billings, Montana central business district.  The collateral for the Rimrock Mall Mortgage Loan consists of 428,661 square feet of the approximately 586,000 square foot mall. The Rimrock Mall Property is anchored by Dillard’s and Dillard’s Men’s & Children’s (neither of which are part of the collateral) and JC Penney, Herberger’s and Scheels All Sports.  The Rimrock Mall Property was built in 1975 and underwent renovations in 1999, 2007 and 2011.  In-line stores include Wynnsong 10 (movie theater), Victoria’s Secret, Gap, Foot Locker, Abercrombie & Fitch, Aeropostale and American Eagle, among others. The Rimrock Mall Property is the only anchored mall within a 150-mile radius and contains 3,181 surface parking spaces reflecting a parking ratio of 5.4 spaces per 1,000 square feet of net rentable area. As of April 30, 2013, the Rimrock Mall Property was 97.3% occupied by approximately 75 tenants, including seasonal and temporary tenants, and 96.3% leased excluding seasonal and temporary tenants.

The following table presents certain information relating to the tenancies at the Rimrock Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	97,821	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Dillard’s Men’s & Children’s	BBB-/Ba2/BB+	59,964	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Scheels All Sports	NR/NR/NR	41,785	9.7%	$11.01	$460,000	7.1%	$602	3.8%	9/30/2014(5)
Herberger’s	B-/Caa3/B-	53,317	12.4%	$5.16	$275,000	4.2%	$168	4.6%	12/31/2017
JC Penney	B-/Caa1/CCC+	96,800	22.6%	$2.30	$222,768	3.4%	$164	1.8%	1/31/2016
Total Anchor Tenants - Collateral		191,902	44.8%	$4.99	$957,768	14.8%

Major Tenants – Collateral

Wynnsong 10 (Movie Theater)	NR/B2/B	32,000	7.5%	$6.66	$213,120	3.3%	$180,208(6)	18.4%	6/30/2024
Dress Barn	NR/NR/NR	10,608	2.5%	$14.22	$150,858	2.3%	$127	13.7%	6/30/2022
Deb Shops	NR/NR/NR	8,199	1.9%	$13.94	$114,294	1.8%	$137	11.2%	1/31/2017
The Gap	BBB-/Baa3/BBB-	8,504	2.0%	$10.00	$85,040	1.3%	$183	11.8%	7/31/2014
Total Major Tenants - Collateral		59,311	13.8%	$9.50	$563,312	8.7%

Non-Major Tenants - Collateral		165,688	38.7%	$29.93	$4,958,999	76.5%

Occupied Collateral Total(7)		416,901	97.3%	$15.54	$6,480,079	100.0%

Vacant Space		11,760	2.7%

Collateral Total		428,661	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through March 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending April 30, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Scheels All Sports indicated they do not intend to renew their lease and may vacate prior to the lease end date, but will continue to pay rent until lease expiration. They intend to move into a new big box store built proximate to the Rimrock Mall Property specifically for them.

(6)	Wynnsong 10 operates 10 screens and reported sales of $180,208 per screen for the trailing 12-month period ending March 31, 2013.
(7)	Occupancy includes 3,964 square feet attributed to temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Rimrock Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM
JC Penney	$200	$200	$206	$164
Herberger’s	$171	$170	$167	$168
Scheels All Sports	$417	$474	$573	$602
Wynnsong 10	(2)	(2)	(2)	(2)
Dress Barn	NAV	NAV	$117	$127
Gap	$190	$171	$181	$183
Deb Shops	$117	$137	$136	$137
Abercrombie & Fitch	$189	$186	$172	$167

Total In-line (<10,000 square feet)(3)	$368	$410	$433	$445
Occupancy Costs	11.5%	11.1%	10.4%	10.6%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Sales per screen for Wynnsong 10 (10 screens) were $187,187, $174,156, $186,269 and $180,208 in 2010, 2011, 2012 and the trailing 12-month period ending March 31, 2013, respectively.
(3)	Represents tenants less than 10,000 square feet who reported sales for two years prior to the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Rimrock Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013(4)	2	3,133	0.7%	3,133	0.7%	$90,000	$28.73
2014(5)	11	68,606	16.0%	71,739	16.7%	$1,112,209	$16.21
2015	12	38,792	9.0%	110,531	25.8%	$957,636	$24.69
2016	8	105,332	24.6%	215,863	50.4%	$660,096	$6.27
2017	11	81,359	19.0%	297,222	69.3%	$889,960	$10.94
2018	6	15,651	3.7%	312,873	73.0%	$602,979	$38.53
2019	4	6,450	1.5%	319,323	74.5%	$298,668	$46.31
2020	1	1,292	0.3%	320,615	74.8%	$45,233	$35.01
2021	4	8,964	2.1%	329,579	76.9%	$440,235	$49.11
2022	7	30,798	7.2%	360,377	84.1%	$625,614	$20.31
2023	4	19,636	4.6%	380,013	88.7%	$358,367	$18.25
Thereafter	5	36,888	8.6%	416,901	97.3%	$399,082	$10.82
Vacant	0	11,760	2.7%	428,661	100.0%	$0	$0.00
Total/Weighted Average	75	428,661	100.0%			$6,480,079	$15.54

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes one temporary tenant totalling 2,989 square feet.
(5)	Includes one temporary tenant totalling 975 square feet.

The following table presents historical occupancy percentages at the Rimrock Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	4/30/2013
95.4%	93.6%	93.8%	97.3%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rimrock Mall Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$6,028,667	$6,013,812	$6,068,503	$6,480,079	$15.12
Grossed Up Vacant Space	0	0	0	630,826	1.47
Percentage Rent	312,022	352,285	410,455	268,175(1)	0.63
Total Reimbursables	3,868,909	4,177,120	4,360,824	4,377,592	10.21
Other Income	643,314	728,631	713,189	713,189	1.66
Less Vacancy & Credit Loss	(13,748)	(15,964)	(27,219)	(630,826)(2)	(1.47)
Effective Gross Income	$10,839,164	$11,255,884	$11,525,752	$11,839,035	$27.62

Total Operating Expenses	$3,070,777	$3,323,565	$3,401,461	$3,647,352	$8.51

Net Operating Income	$7,768,387	$7,932,319	$8,124,291	$8,191,683	$19.11
TI/LC	0	0	0	363,006	0.85
Capital Expenditures	0	0	0	85,732	0.20
Net Cash Flow	$7,768,387	$7,932,319	$8,124,291	$7,742,945	$18.06

NOI DSCR	1.70x	1.74x	1.78x	1.79x
NCF DSCR	1.70x	1.74x	1.78x	1.70x
NOI DY	10.1%	10.3%	10.6%	10.6%
NCF DY	10.1%	10.3%	10.6%	10.1%

(1)	Percentage Rent includes $268,175 of percentage overage rent.
(2)
The underwritten economic vacancy is 5.2%. The Rimrock Mall Property was 97.3% physically occupied inclusive of seasonal and temporary tenants and 96.3% physically occupied exclusive of seasonal and temporary tenants as of April 30, 2013.

Appraisal.  As of the appraisal valuation date of May 10, 2013, the Rimrock Mall Property had an “as-is” appraised value of $112,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated May 31, 2013, there was no evidence of any recognized environmental condition at the Rimrock Mall Property.

Market Overview and Competition.  The Rimrock Mall Property is located approximately two miles from the central business district of Billings, Montana and less than a mile northwest of Interstate 90.  Located on the northwest corner of South 24th Street, the Rimrock Mall Property serves as the retail hub of the Billings metropolitan statistical area, and is approximately four miles southwest of the Billings Logan International Airport.

According to the appraisal, the Rimrock Mall Property has a primary trade area that encompasses 20 miles within the Billings metropolitan statistical area.  Per the appraisal, 2013 population and average household income for the trade area were reported at 62,114 and $62,596, respectively.  The Rimrock Mall Property serves one of the largest geographic trade areas in the United States and is the only regional mall within a 150-mile radius of Billings.

The appraiser estimated market rent for in-line tenants under 10,000 square feet to be $25.77 per square foot on a modified gross basis and used an estimate of $13.94 for in-line tenants over 10,000 square feet on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the Billings retail market to have a vacancy rate of 4.7% as of the first quarter 2013.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Rimrock Mall Property:

Competitive Set(1)

	Rimrock Mall (Subject)	Shiloh Crossing	West Park Promenade	The Marketplace	Rimrock Plaza	Gallatin Valley Mall
Market	Billings, MT	Billings, MT	Billings, MT	Billings, MT	Billings, MT	Bozeman, MT
Distance from Subject	––	2.7 miles	2.3 miles	1.1 miles	<0.1 miles	150.0 miles
Property Type	Regional Mall	Anchored	Anchored	Power Center	Anchored	Regional Mall
Year Built/Renovated	1975/1999	2010/NAP	1960/1999	1992/2001	1989/NAP	1979/1990
Anchors	JC Penney, Herberger’s, Scheels All Sports, Dillard’s, Dillard’s Men’s & Children’s	Carmike 14 Theater, Kohl’s	Sears, Hastings, OZ Fitness	Best Buy, Big Bear, Home Depot, Michael’s, Office Depot, Petsmart	Target, TJ Maxx, Jo-Ann Fabrics	Macy’s, JC Penney, Gallatin Valley Cinemas
Total GLA	586,446 SF	225,000 SF	287,100 SF	860,000 SF	150,000 SF	334,780 SF
Total Occupancy	97%	95%	96%	100%	90%	95%

(1)	Information obtained from the borrower’s rent roll and the appraisal dated May 10, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIMROCK MALL

The Borrower.  The borrower is Rimrock Owner, L.P., a Delaware limited partnership and a single purpose entity with a general partner, which is a single purpose entity with two independent managers.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rimrock Mall Mortgage Loan.  The borrower is 100% indirectly owned by Retail Portfolio I, L.P. and Retail Portfolio II, L.P., the guarantor of certain nonrecourse carveouts under the Rimrock Mall Mortgage Loan.

The Sponsor.  The sponsor, Starwood Capital Global Group, L.P. (“SCGG”), a subsidiary of Starwood Capital Group, is a privately held global investment first owned by more than 60 partners.  SCGG has completed over 490 transactions representing assets of approximately $38 billion, with assets under management of approximately $23 billion, as of December 31, 2012.  SCGG has approximately 250 employees located across ten offices in five countries and has invested approximately $12 billion of equity since 1991.  As of December 31, 2012, SCG has invested in 36.1 million square feet of office, 24.7 million square feet of retail, over 2,200 hotels, 67,100 multifamily and condominium units and over 9,500 acres of land in over 20 operating companies.

Escrows. No monthly tax escrow is required so long as no Trigger Period (as defined below) has occurred and is continuing under the Rimrock Mall Mortgage Loan.  No monthly insurance escrow payments are required so long as (i) no Trigger Period has occurred and is continuing under the Rimrock Mall Loan, or (ii) the insurance required to be maintained by the borrower is affected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions are required so long as no Trigger Period has occurred and is continuing. However, the loan documents provide for an upfront escrow in the amount of $149,490 for tenant improvement and leasing commissions (subject to a cap of $279,000).

Lockbox and Cash Management.  The Rimrock Mall Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Trigger Period (as defined below) all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Trigger Period” will commence upon either of the following events: (i) the occurrence of an event of default, or (ii) the amortizing debt service coverage ratio falling below 1.25x as of the end of any calendar quarter.  A Trigger Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive calendar quarters.

Property Management.  The Rimrock Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Rimrock Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates; and (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 70.0%; (iii) the amortizing debt service coverage ratio including all debt is not less than 1.25x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Rimrock Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Grace Lake Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$76,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$75,528,409			Location:	Van Buren Township, MI
% of Initial Pool Balance:	[ ]%			Size:	882,949 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$85.54
Borrower Name:	Grace Lake, LLC			Year Built/Renovated:	2004/NAP
Sponsor:	Sovereign Partners, LLC			Title Vesting:	Fee
Mortgage Rate:	4.542143%			Property Manager:	Self-managed
Note Date:	March 22, 2013			3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	April 6, 2023			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(3)(4):	100.0% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	276 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of) (4):	NAV
Interest Accrual Method:	30/360			2nd Most Recent NOI (As of) :	$11,186,687 (Annualized 2012)
Call Protection:	L(27),D(89),O(4)			Most Recent NOI (As of) :	$11,562,822 (Annualized T-10 2/28/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$14,019,518
Additional Debt Type(1):	Mezzanine			U/W Expenses:	$4,910,552
				U/W NOI:	$9,108,966
				U/W NCF:	$8,538,288
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.60x
				U/W NOI Debt Yield(1):	12.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	11.3%
Taxes	$591,261	$84,466	NAP
Insurance	$62,483	$8,926	NAP	As-Is Appraised Value:	$122,750,000
TI/LC	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 26, 2013
Replacement Reserves	$0	$11,037	$412,017	Cut-off Date LTV Ratio(1):	61.5%
Deferred Maintenance	$265,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	42.6%

(1)
The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a balance as of the Cut-off Date of $2,994,780 (the “Grace Lake Corporate Center Mezzanine Loan”). As of the Cut-off Date, taking into account both the Grace Lake Corporate Center Mortgage Loan and the Grace Lake Corporate Center Mezzanine Loan, the total debt U/W NCF DSCR is 1.51x, the total debt Cut-off Date LTV ratio is 64.0% and the total debt U/W NCF Debt Yield is 10.9%. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers presented in the table above are based solely on the $76,000,000 senior financing.

(2)	See “Escrows” section.
(3)	Historical Occupancy and Financial Information is limited as the Borrower entered into a sale-leaseback agreement with Visteon when the property was acquired in April 2012.
(4)	Current Occupancy includes approximately 132,552 square feet of dark space leased to Visteon. Visteon’s lease has an expiration date of April 16, 2027 and was included in the U/W NOI and U/W NCF.

The Mortgage Loan. The mortgage loan (the “Grace Lake Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering a class A corporate center located in Van Buren Township, Michigan (the “Grace Lake Corporate Center Property”).  The Grace Lake Corporate Center Mortgage Loan was originated on March 22, 2013 by Ladder Capital Finance LLC.  The Grace Lake Corporate Center Mortgage Loan had an original balance of $76,000,000, has an outstanding principal balance as of the Cut-off Date of $75,528,409 and accrues interest at an interest rate of 4.542143% per annum.  The Grace Lake Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 23-year amortization schedule.  The Grace Lake Corporate Center Mortgage Loan matures on April 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

Following the lockout period, the borrower has the right to defease the Grace Lake Corporate Center Mortgage Loan in whole, but not in part, on any due date before January 6, 2023.  In addition, the Grace Lake Corporate Center Mortgage Loan is prepayable without penalty on or after January 6, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$76,000,000	96.2%	Loan payoff	$65,202,152	82.5%
Original mezzanine loan	3,000,000	3.8	Reserves	918,744	1.2
			Closing costs	1,306,364	1.7
			Return of Equity	11,572,740	14.6
Total Sources	$79,000,000	100.0%	Total Uses	$79,000,000	100.0%

The Property.  The Grace Lake Corporate Center Property is a class A corporate campus consisting of eight office buildings and three ancillary support buildings containing approximately 882,949 rentable square feet located in Van Buren Township, Michigan. The Grace Lake Corporate Center Property is situated on 282.5 acres and includes 3,098 parking spaces. The Grace Lake Corporate Center Property was completed in 2004 as a build-to-suit for Visteon and serves as Visteon’s corporate headquarters along with three other tenants. The Grace Lake Corporate Center Property was developed at a total estimated cost of approximately $260.0 million (approximately $300 per square foot). The sponsor acquired the Grace Lake Corporate Center Property from Visteon Corporation in 2012 and entered into a sale-leaseback agreement with Visteon Corporation for 527,857 square feet of the property.  The Grace Lake Corporate Center Property is composed primarily of class A corporate office space, with additional R&D space to serve its existing tenant base.  The Grace Lake Corporate Center Property has class A amenity build-outs throughout that include 11 to 14 foot ceiling heights, a full service cafeteria, fitness center, meeting/screening room, and various conference/break-out rooms, as well as shuttle service from the parking fields to the buildings. As of February 1, 2013, the Grace Lake Corporate Center Property was 100.0% leased.

The following table presents certain information relating to the four current tenants at Grace Lake Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Visteon Corporation(3)	NR/B1/B+	527,857	59.8%	$7.41	$3,908,928	58.2%	4/16/2027
General Electric Company	NR/Aa3/AA+	286,060	32.4%	$7.62	$2,180,588	32.5%	Various(4)
Dana Limited	NR/Ba3/BB	67,589	7.7%	$8.98	$606,949	9.0%	7/31/2020(5)
Parda Federal Credit Union	NR/NR/NR	1,443	0.2%	$13.50	$19,481	0.3%	3/31/2016(6)
Total Major Tenants		882,949	100.0%	$7.61	$6,715,945	100.0%

Occupied Collateral Total		882,949	100.0%	$7.61	$6,715,945	100.0%

Vacant Space		0	0.0%

Collateral Total		882,949	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2013.
(3)	General Electric Company has multiple leases that expire as follows: 109,432 square feet in September 2017 and 176,629 square feet in September 2022.
(4)	Approximately 132,552 square feet of Visteon’s space is dark. Visteon is currently paying full rent.
(5)	Dana Corporation has the right to terminate its lease as of July 2017 and July 2019 with 12 months notice and termination payment equal to all unamortized tenant improvements and leasing commissions.
(6)	Parda Federal Credit Union has the one-time right to terminate its lease if campus employment falls below 1,400 employees for a period in excess of three consecutive months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Grace Lake Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	1	1,443	0.2%	1,443	0.2%	$19,481	$13.50
2017	1	109,432	12.4%	110,875	12.6%	$836,215	$7.64
2018	0	0	0.0%	110,875	12.6%	$0	$0.00
2019	0	0	0.0%	110,875	12.6%	$0	$0.00
2020	1	67,589	7.7%	178,464	20.2%	$606,949	$8.98
2021	0	0	0.0%	178,464	20.2%	$0	$0.00
2022	2	176,628	20.0%	355,092	40.2%	$1,344,373	$7.61
2023	0	0	0.0%	355,092	40.2%	$0	$0.00
Thereafter	1	527,857	59.8%	882,949	100.0%	$3,908,928	$7.41
Vacant	0	0	0.0%	882,949	100.0%	$0	$0.00
Total/Weighted Average	6	882,949	100.0%			$6,715,945	$7.61

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Grace Lake Corporate Center Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	2/1/2013
NAV	NAV	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Historical Occupancy is limited as the sponsor acquired the Grace Lake Corporate Center Property in 2012.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grace Lake Corporate Center Property:

Cash Flow Analysis

	2012 Annualized	Annualized 10 2/28/2013	U/W	U/W $ per SF
Base Rent	$6,470,013	$6,873,444	$6,715,945	$7.61
Grossed Up Vacant Space	0	0	0	0.00
Expense Recoveries	8,461,934	9,034,073	9,090,999	10.30
Other Income	16,629	19,396	26,400	0.03
Less Vacancy & Credit Loss	0	0	(1,813,827)	(2.05)

Effective Gross Income	$14,948,576	$15,926,912	$14,019,518	$15.88

Total Operating Expenses	$3,761,890	$4,364,090	$4,910,552	$5.56

Net Operating Income	$11,186,687	$11,562,822	$9,108,966	$10.32
TI/LC	0	0	394,089	0.45
Capital Expenditures	0	0	176,590	0.20
Net Cash Flow	$11,186,687	$11,562,822	$8,538,288	$9.67

NOI DSCR	2.10x	2.17x	1.71x
NCF DSCR	2.10x	2.17x	1.60x
NOI DY	14.8%	15.3%	12.1%
NCF DY	14.8%	15.3%	11.3%

(1)	The U/W economic vacancy is 11.5% The Grace Lake Corporate Center Property was 100.0% occupied as of February 1, 2013.

Appraisal.  As of the appraisal valuation date of February 26, 2013, the Grace Lake Corporate Center Property had an “as-is” appraised value of $122,750,000.

Environmental Matters.  The Grace Lake Corporate Center Property had various historical uses that resulted in soil and groundwater contamination with volatile and semi-volatile organic compounds, polychlorinated biphenyls (“PCBs”) and metals.  In addition, some suspected asbestos-containing materials are present on the property.  Soil was removed in 2002 from a portion of the Grace Lake Corporate Center Property to remediate the majority of the soil and groundwater issues and vapor barriers were installed when the improvements were constructed.  Subsequent testing in 2012 revealed that remaining contamination was below actionable levels at the Grace Lake Corporate Center Property, including areas that are commonly used by tenants of the Grace Lake Corporate Center Property.  The borrower submitted a Baseline Environmental Assessment under Michigan’s program that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

provides protection from liability for historical contamination.  The borrower is obligated to comply with an ongoing Due Care Plan to retain the protection from liability for historical contamination and maintain an asbestos operations and maintenance plan.  The related borrower is further obligated to comply with an asbestos operations and maintenance plan in place for the Grace Lake Corporate Center Property.

Market Overview and Competition.  The Grace Lake Corporate Center Property is located in Van Buren Township, which is located in southeast Michigan. Grace Lake Corporate Center Property’s location near I-94 and I-275 provides access to areas throughout Southeastern Michigan, Western Michigan and Northwestern Ohio. In addition to drawing users from areas throughout Detroit’s suburbs, the Grace Lake Corporate Center Property also provides a location for companies with employees commuting to the area from the west and south, including the Ann Arbor market.

According to the appraisal, although the Grace Lake Corporate Center Property is located outside of the I-275 Corridor submarket, it is most immediately impacted by trends in the I-275 Corridor submarket. The I-275 Corridor submarket contains approximately 5.2 million square feet of office space. The submarket vacancy and market rental rate for the I-275 Corridor submarket is approximately 21.1% and $17.05 per square foot on a full service gross basis, respectively, as of the fourth quarter of 2012.

The following table presents certain information relating to comparable office properties for the Grace Lake Corporate Center Property:

Competitive Set(1)

	Grace Lake Corporate Center (Subject)	Victor Corporate Center - West	Victor Corporate Center - East	Chrysler Group	International Automotive Components	Infineon	Henniges Automotive HQ
Location	Van Buren Township, MI	Livonia, MI	Livonia, MI	Auburn Hills, MI	Southfield, MI	Livonia, MI	Auburn Hills, MI
Distance from Subject	--	14.3 miles	14.3 miles	41.2 miles	26.5 miles	14.6 miles	41.8 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built	2004	1998	1998	2001	1972	2012	2012
Total GLA	882,949 SF	197,530 SF	175,195 SF	210,000 SF	114,397 SF	46,875 SF	55,490 SF
Total Occupancy	100%	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal dated February 26, 2013.

The Borrower. The borrower is Grace Lake, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the
Grace Lake Corporate Center Mortgage Loan. Cyrus Sakhai, a founder and principal of Sovereign Partners, LLC, is the guarantor of certain nonrecourse carveouts under the Grace Lake Corporate Center Mortgage Loan.

The Sponsor.  The sponsor is Sovereign Partners, LLC a family-owned New York based real estate investment firm. Sovereign Partners, LLC focuses on the investment in income-producing, value add real estate properties nationwide. Sovereign Partners, LLC focuses on targeted capital improvements and expense reductions to improve investment cash flows. Sovereign Partners, LLC focuses on office properties, with investments primarily focusing in Midwestern cities. Investments include office properties in Kansas City, St. Louis, Pontiac, and Montgomery.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $591,261 for real estate taxes, $62,483 for insurance and $265,000 for deferred maintenance. TI/LC escrows will spring 12 months in advance of the scheduled lease rollovers of General Electric in 2017 and 2022 as well as 12 months in advance of the scheduled lease rollover of Dana Holdings in 2020 (or the early termination rollover in 2015 to the extent such early termination is exercised).  The TI/LC escrows are capped at approximately $25.00 per square foot for the applicable space and may be released to the borrower upon certain lease extensions and/or retenanting.

Lockbox and Cash Management.  The Grace Lake Corporate Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and tenants pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Grace Lake Corporate Center Property be deposited into the lockbox account within one business day of receipt.  Funds are then swept in a lender-controlled account and applied in accordance with the cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a daily basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) an event of default under the Grace Lake Corporate Center Mortgage Loan, (ii) an event of default under the applicable property management agreement or (iii) the NOI debt service coverage ratio (“DSCR”) for the Grace Lake Corporate Center Property falls below 1.20x.  Subject to a limit of three cures of a Cash Trap Event Period during the loan term, (1) if the Cash Trap Event Period commenced due to item (i) in the preceding sentence, then the Cash Trap Event Period will terminate upon lender’s acceptance of a cure of such event of default; (2) if the Cash Trap Event Period commenced due to item (ii) in the preceding sentence, then the Cash Trap Event Period will terminate upon either a cure of the event of default reasonably acceptable to lender or the replacement of the property manager in accordance with the loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GRACE LAKE CORPORATE CENTER

documents; and (3) if the Cash Trap Event Period commenced due to item (iii) in the preceding sentence, then the Cash Trap Event Period will terminate upon the Grace Lake Corporate Center Property achieving a DSCR of at least 1.20x for two (2) consecutive calendar quarters.

Property Management.  The Grace Lake Corporate Center Property is managed by Sovereign Partners, LLC, an affiliate of the borrower.

Assumption.  The borrower has an the right to transfer the Grace Lake Corporate Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee satisfies the lender’s underwriting standards; (ii) execution of a recourse guaranty and an environmental indemnity by a guarantor reasonably acceptable to lender; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Partial Release.  The borrower may obtain a release for certain vacant land parcels at the Grace Lake Corporate Center Property subject to standard release requirements as well as a payment to lender in an amount equal to the greater of 90.0% of gross sales proceeds from sale of the release parcel and 86.0% of the allocated value of the respective release parcel, plus all yield maintenance costs on such release amount.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Ladder Capital Finance Portfolio II LLC (the “Grace Lake Corporate Center Mezzanine Lender”) has made a $3,000,000 mezzanine loan (the “Grace Lake Corporate Center Mezzanine Loan”) to Grace Lake Mezz, LLC, a Delaware limited liability company, which is secured by a pledge by the Grace Lake Corporate Center Mezzanine borrower of 100% of the limited liability interests in the borrower under the Grace Lake Corporate Center Mortgage Loan. The Grace Lake Corporate Center Mezzanine Loan requires monthly payments of interest based on an interest rate of 10.00% per annum and monthly payments of principal based on a 329-month amortization schedule. The Grace Lake Corporate Center Mezzanine Loan matures on April 6, 2023. The Grace Lake Corporate Center Mezzanine Loan is subject to an intercreditor agreement (the “Grace Lake Corporate Center Mezzanine Intercreditor Agreement”) which provides, among other things, that before it takes any enforcement action under the Grace Lake Corporate Center Mortgage Loan, the Grace Lake Corporate Center Mortgage Loan lender must provide to the Grace Lake Corporate Center Mezzanine Lender written notice of any defaults that would permit the Grace Lake Corporate Center Mortgage Loan lender to commence an enforcement action and that the Grace Lake Corporate Center Mortgage Loan lender must permit the Grace Lake Corporate Center Mezzanine Lender an opportunity to cure such default. Additionally, the Grace Lake Corporate Center Mezzanine Intercreditor Agreement provides that, among other things, the Grace Lake Corporate Center Mezzanine Loan is subordinate to the Grace Lake Corporate Center Mortgage Loan and that no payments will be made on the Grace Lake Corporate Center Mezzanine Loan from funds derived from the Grace Lake Corporate Center Property upon an event of default under the Grace Lake Corporate Center Mortgage Loan. Under the terms of the Grace Lake Corporate Center Mezzanine Intercreditor Agreement, the Grace Lake Corporate Center Mezzanine Lender has cure rights with respect to the Grace Lake Corporate Center Mortgage Loan and the right to purchase, in whole but not in part, the Grace Lake Corporate Center Mortgage Loan if the Grace Lake Corporate Center Mortgage Loan is transferred to special servicing, is accelerated or becomes the subject of an enforcement action.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Grace Lake Corporate Center Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – RHP Portfolio VI

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland plc			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$74,033,564			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$74,033,564			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	1,769 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$41,851
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; NorthStar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.011%			Property Manager:	Newbury Management Company
Note Date:	April 5, 2013			3rd Most Recent Occupancy (As of):	87.8% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.5% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	87.5% (12/31/2012)
IO Period:	34 months			Current Occupancy (As of):	87.7% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$5,764,130 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,993,609 (12/31/2011)
Call Protection:	L(26),GRTR 1% or YM(89),O(5)			Most Recent NOI (As of):	$6,242,223 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$9,517,334
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$3,290,030
				U/W NOI:	$6,227,304
				U/W NCF:	$6,138,854
				U/W NOI DSCR:	1.47x
Escrows and Reserves(2):				U/W NCF DSCR:	1.45x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$445,603	$68,096	NAP	As-Is Appraised Value:	$100,430,000
Insurance	$110,851	$15,836	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$1,657,968	Springing	$283,040	Cut-off Date LTV Ratio:	73.7%
Deferred Maintenance	$135,544	$0	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	The borrower is comprised of eight separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from February 27, 2013 to March 6, 2013.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio VI Mortgage Loan”) is evidenced by a single promissory note that is secured by eight first mortgages encumbering eight manufactured housing communities totaling 1,769 pads and located in five states (the “RHP Portfolio VI Properties”).  The RHP Portfolio VI Mortgage Loan was originated on April 5, 2013 by The Royal Bank of Scotland plc.  The RHP Portfolio VI Mortgage Loan had an original principal balance of $74,033,564, has an outstanding principal balance as of the Cut-off Date of $74,033,564 and accrues interest at an interest rate of 4.011% per annum.  The RHP Portfolio VI Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 34 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio VI Mortgage Loan matures on May 1, 2023.

Following the lockout period (except in the case of the Early Release Property (as defined below)), the borrower has the right to prepay the RHP Portfolio VI Mortgage Loan in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio VI Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

Sources and Uses

Sources			Uses
Original loan amount	$74,033,564	74.7%	Purchase price	$95,433,891	96.3%
Sponsor’s new cash contribution	25,079,889	25.3	Reserves	2,349,966	2.4
			Closing costs	1,329,596	1.3
Total Sources	$99,113,453	100.0%	Total Uses	$99,113,453	100.0%

The Properties. The RHP Portfolio VI Mortgage Loan is secured by the fee interest in eight manufactured housing communities  totaling 1,769 pads and located in Florida, Kansas, Utah, Missouri and New York.  The RHP Portfolio VI Properties were acquired by the sponsors as a part of a larger 35-property portfolio in April 2013.  The remaining 27 properties in the portfolio (“RHP Portfolio III Properties”, “RHP Portfolio IV Properties” and “RHP Portfolio V Properties”) are not collateral for the RHP Portfolio VI Mortgage Loan.  The RHP Portfolio VI Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio VI Properties were developed between 1953 and 1973 and have an average age of 45 years.  Public utilities are provided in all but one of the RHP Portfolio VI Properties, Forest Park, which has a private septic sewer system.

The following table presents certain information relating to the RHP Portfolio VI Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Western Hills - Davie, FL	$29,486,633	39.8%	95.7%	1971/NAP	395	$40,000,000
Villa West - West Jordan, UT	$13,121,552	17.7%	100.0%	1973/NAP	211	$17,800,000
Northland - Kansas City, MO	$8,256,257	11.2%	90.0%	1965/NAP	281	$11,200,000
Forest Park - Queensbury, NY	$7,666,525	10.4%	95.6%	1972/NAP	183	$10,400,000
Cypress Shores - Winter Haven, FL	$5,749,893	7.8%	80.9%	1971/NAP	199	$7,800,000
Ortega Village - Jacksonville, FL	$5,455,027	7.4%	67.4%	1971/NAP	288	$7,400,000
Blue Valley - Manhattan, KS	$3,044,495	4.1%	87.0%	1953/NAP	146	$4,130,000
El Caudillo - Wichita, KS	$1,253,182	1.7%	80.3%	1970/NAP	66	$1,700,000
Total/Weighted Average	$74,033,564	100.0%	87.7%		1,769	$100,430,000

The following table presents historical occupancy percentages at the RHP Portfolio VI Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013
87.8%	87.5%	87.5%	87.7%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio VI Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Pad
Base Rent	$8,066,449	$8,352,079	$8,619,462	$8,935,305	$5,051
Concessions	(122,756)	(138,120)	(113,041)	(1,001,908)	(64)
Grossed Up Vacant Space	0	0	0	1,215,006	566
Other Income	821,101	845,518	908,168	908,168	1,080
Less Vacancy & Credit Loss	(271,372)	(233,766)	(242,790)	(1,215,006)(1)	(513)
Effective Gross Income	$8,493,422	$8,825,711	$9,171,799	$9,517,334	$5,380

Total Operating Expenses	$2,729,292	$2,832,102	$2,929,576	$3,290,030	$1,860

Net Operating Income	$5,764,130	$5,993,609	$6,242,223	$6,227,304	$3,520
Capital Expenditures	0	0	0	88,450	50
Net Cash Flow	$5,764,130	$5,993,609	$6,242,223	$6,138,854	$3,470

NOI DSCR	1.36x	1.41x	1.47x	1.47x
NCF DSCR	1.36x	1.41x	1.47x	1.45x
NOI DY	7.8%	8.1%	8.4%	8.4%
NCF DY	7.8%	8.1%	8.4%	8.3%

(1) The underwritten economic vacancy is 14.8%. The RHP Portfolio VI Properties were 87.7% physically occupied as of February 14, 2013.

Appraisal.  As of the appraisal valuation dates ranging from February 27, 2013 to March 6, 2013, the RHP Portfolio VI Properties had an aggregate “as-is” appraised value of $100,430,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from April 4, 2013 to April 7, 2013, one property had Recognized Environmental Conditions (“REC”).  Forest Park has an underground storage tank at the property which is considered an REC.  RBS engaged EMG to complete subsurface sampling in the area of the underground storage tank and the results did not identify any petroleum impacts above regulatory standards.  As such, no further action or investigation was recommended.

The Borrower.  The borrower is comprised of eight separate limited liability companies, each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio VI Mortgage Loan.  Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio VI Mortgage Loan.

The Sponsors.  The sponsors are NorthStar Realty Finance Corporation (“NorthStar”) and RHP Properties, Inc. NorthStar is a publicly traded REIT (NYSE: NRF) and had approximately $5.7 billion of commercial real estate assets under management as of March 31, 2013.  RHP Properties, Inc. is one of the nation’s largest private owners and operators of manufactured housing communities.  RHP Properties, Inc. currently owns and manages a total of 107 manufactured housing communities with over 23,000 housing units with a combined value of approximately $1.2 billion.  NorthStar indirectly owns 97.6% of the borrower, while affiliates of RHP Properties, Inc. own the remaining 2.4%.  NorthStar is the managing member of the borrower.

Escrows.  The loan documents provide for upfront escrows in the amount of $445,603 for real estate taxes, $110,851 for insurance premiums and $135,544 for deferred maintenance.  In addition, $1,657,968 was reserved upfront for maintenance, repairs and/or replacements at the RHP Portfolio VI Properties over the term of the RHP Portfolio VI Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $68,096 for real estate taxes and $15,836 for insurance premiums.  Additionally, the loan documents provide for a $7,371 monthly replacement reserve escrow beginning on May 1, 2016.  The replacement reserve escrow will be capped at $283,040, exclusive of the initial deposit of $1,657,968.  The loan documents provide for $369,532 of the $1,657,968 deposit to be reserved in a lender controlled reserve account to cover near term needs identified in the property condition report as needing to be covered in the first three years of the term of the RHP Portfolio Mortgage Loan. The remaining $1,288,436 was reserved for elective capital improvements to the RHP Portfolio VI Properties over the term of the RHP Portfolio VI Mortgage Loan.

Lockbox and Cash Management.  The RHP Portfolio VI Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the property manager is obligated to deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) upon the occurrence of an event of default, or (ii) if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured, or, with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO VI

to matters in clause (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio VI Mortgage Loan and any approved mezzanine loan that is outstanding.

Property Management.  The RHP Portfolio VI Properties are currently managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the RHP Portfolio VI Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing and (ii) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates.

Partial Release.  Following the second anniversary of the closing date of the Series 2013-LC12 Certificates (except in the case of Early Release Property, which can be released at any time) and in connection with a bona fide third party sale of an individual RHP Portfolio VI property or a sale to certain affiliates of the nonrecourse guarantor (but not to an affiliate of NorthStar) at a sale price at least equal to the fair market value determined by an appraisal, the borrower may obtain the release of an individual property from the lien of the RHP Portfolio VI Mortgage Loan upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the allocated loan amount for the individual property to be released (or 110% of the allocated loan amount in the case of Early Release Property) or if the sale is to certain affiliates of the nonrecourse guarantor, then the payment by the borrower must be in an amount equal to the greater of 125% of the allocated loan amount and 100% of the net sale proceeds, regardless of whether the property is an Early Release Property and in each case, together with the applicable yield maintenance premium; (ii) satisfaction of all applicable REMIC requirements; (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio VI Properties is not less than the greater of (x) the debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x; and (iv) no event of default has occurred and is continuing.  The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio VI Properties and the actual debt service constant of the loan at closing.

The “Early Release Property” is the El Caudillo property, each of which may be released at any time under the conditions described above.

Real Estate Substitution.  At any time before May 1, 2022, the borrower may obtain a release of any individual RHP Portfolio VI property from the lien of the mortgage in connection with a substitution of a different manufactured housing community property subject to the lender’s consent and the satisfaction of certain conditions, including without limitation: (i) no event of default has occurred and is continuing at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio VI Mortgage Loan; (iii) the fair market value of the substitute property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the Series 2013-LC12 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio VI Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio III Properties, RHP Portfolio IV Properties or RHP Portfolio V Properties; (ix) the geographic diversity of the RHP Portfolio VI Properties must not be diminished; and (x) payment of a fee equal to 0.25% of the allocated loan amount of the property being released as the result of a substitution.

Subordinate and Mezzanine Indebtedness.  NorthStar owns 97.6% of the membership interests in the borrowers.  NorthStar has the ability to convert a portion of its equity in the borrower into a mezzanine loan during the term of the RHP Portfolio VI Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio VI Mortgage Loan and will be secured by the equity interests in the borrowers that own the RHP Portfolio VI Properties; (ii) the mezzanine loan must not exceed $11,331,936; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x.  Additionally, at NorthStar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by the equity in the borrower of the RHP Portfolio VI Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio III Properties, RHP Portfolio IV Properties and RHP Portfolio V Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio VI Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio VI Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – 100 & 150 South Wacker Drive

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$71,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$71,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	[ ]%			Size:	1,095,653 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$127.78
Borrower Name:	MJH Wacker LLC			Year Built/Renovated(3):	Various/2008
Sponsor:	Marvin J. Herb			Title Vesting:	Fee
Mortgage Rate:	3.963%			Property Manager:	Lincoln Property Company Commercial, Inc.

Note Date:	April 30, 2013			3rd Most Recent Occupancy (As of):	83.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.4% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	81.0% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	82.0% (4/23/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$15,168,135 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$12,883,576 (12/31/2011)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$13,807,366 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$29,126,843
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$14,089,796
				U/W NOI(4):	$15,037,047
Escrows and Reserves(2):				U/W NCF:	$12,470,882
				U/W NOI DSCR(1):	1.88x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes	$2,018,032	$543,317	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$60,425	$6,042	NAP	U/W NCF Debt Yield(1):	8.9%
Replacement Reserves	$0	$18,261	NAP	As-Is Appraised Value:	$211,000,000
TI/LC	$0	$100,000	$5,000,000	As-Is Appraisal Valuation Date:	March 14, 2013
Tenant Specific TI/LC Reserve	$885,587	$0	NAP	Cut-off Date LTV Ratio(1):	66.4%
Rent Concession Reserve	$394,933	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.2%

(1)
The 100 & 150 South Wacker Drive Loan Combination, totalling $140,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $71,000,000, has an outstanding principal balance as of the Cut-off Date of $71,000,000 and will be contributed to the WFCM 2013-LC12 Trust.  Note A-2 had an original balance of $69,000,000 and was contributed to the WFRBS 2013-C14 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the 100 & 150 South Wacker Drive Loan Combination.

(2)	See “Escrows” section.
(3)	The 100 South Wacker Drive property was built in 1961 and the 150 South Wacker Drive property was built in 1971.
(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “100 & 150 South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering two adjacent office buildings located in the central business district of Chicago, Illinois (the “100 & 150 South Wacker Drive Property”).  The 100 & 150 South Wacker Drive Loan Combination was originated on April 30, 2013 by Wells Fargo Bank, National Association.  The 100 & 150 South Wacker Drive Loan Combination had an original balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 3.963% per annum.  The 100 & 150 South Wacker Drive Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 100 & 150 South Wacker Drive Loan Combination matures on May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Note A-1, which represents the controlling interest in the 100 & 150 South Wacker Drive Loan Combination and will be contributed to the WFCM 2013-LC12 Trust, had an original principal balance of $71,000,000 and has an outstanding principal balance as of the Cut-off Date of $71,000,000. Note A-2 had an original principal balance of $69,000,000 and was contributed to the WFRBS 2013-C14 Trust (the “100 & 150 South Wacker Drive Companion Loan”).

Following the lockout period, the borrower has the right to defease the 100 & 150 South Wacker Drive Loan Combination in whole, but not in part, on any date before February 1, 2023.  In addition, the 100 & 150 South Wacker Drive Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$140,000,000	100.0%	Loan payoff	$95,249,568	68.0%
			Reserves	3,358,977	2.4
			Closing costs	745,159	0.5
			Return of equity	40,646,296	29.0
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

The Property.  The 100 & 150 South Wacker Drive Property consists of two adjacent office buildings totaling approximately 1,095,653 square feet situated on 1.9 acres and connected by an underground walkway located in the central business district of Chicago, Illinois.  The 100 South Wacker Drive property is a 21-story building that was constructed in 1961 and renovated in 2008 and the 150 South Wacker Drive property is a 32-story building that was constructed in 1971 and renovated in 2008.  Ground floor retail includes a 10,410 square foot restaurant, South Branch, which provides indoor and outdoor seating along the Chicago River, as well as a Starbucks, Potbelly’s Sandwich Works and a Charles Schwab branch.  The 100 South Wacker Drive building and 150 South Wacker Drive building share a landscaped approximately 38,000 square foot plaza that stretches from Wacker Drive to the Chicago River.  The tenants located on the west side of the buildings have panoramic views of the Chicago River and tenants located on the upper floors have views of Chicago’s central business district.  As of April 23, 2013, the 100 & 150 South Wacker Drive Property was 82.0% leased to 98 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

The following table presents certain information relating to the tenancies at the 100 & 150 South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYSE Euronext	NR/A3/A-	73,552	6.7%	$21.85	$1,607,244	9.1%	5/31/2014
URS Corporation	NR/Baa3/BBB-	60,938	5.6%	$20.52	$1,250,370	7.1%	12/31/2017(2)
ConvergEx	NR/NR/NR	50,820	4.6%	$16.22	$824,464	4.7%	Various(3)
Greeley and Hansen	NR/NR/NR	36,583	3.3%	$21.64	$791,743	4.5%	5/31/2022(4)(5)
Strayer University	NR/NR/NR	22,646	2.1%	$24.40	$552,671	3.1%	7/31/2022
Charles Schwab	A/A2/A	34,142	3.1%	$16.13	$550,705(6)	3.1%	12/31/2018(7)
Golub Capital	NR/NR/NR	26,319	2.4%	$20.73	$545,539	3.1%	7/31/2019
Total Major Tenants		305,000	27.8%	$20.07	$6,122,737	34.8%

Non-Major Tenants		593,961	54.2%	$19.35	$11,493,233	65.2%

Occupied Collateral Total		898,961	82.0%	$19.60	$17,615,970	100.0%

Vacant Space		196,692	18.0%

Collateral Total		1,095,653	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	URS Corporation may terminate its lease on December 31, 2014 upon providing 12 months written notice and a payment of all unamortized tenant improvement and leasing commission costs.
(3)
ConvergEx leases seven spaces; 49,540 square feet with an Annual U/W Base Rent of $15.97 per square foot expires on August 31, 2022 and 1,280 square feet with an Annual U/W Base Rent of $25.95 per square foot expires on May 31, 2014.

(4)
Greeley and Hansen may terminate its lease on 4,025 square feet on May 31, 2017 upon providing 12 months written notice and pay a termination fee equal to $31,507 plus four months of direct taxes and expenses and all unamortized abated rent, tenant improvements and leasing commission costs.

(5)	251 square feet of storage space expires on August 31, 2013. No Annual U/W Base Rent was attributed to this space.
(6)	Charles Schwab has a 12-month, 50% rent abatement period for 8,026 square feet, which ends on July 31, 2013. Charles Schwab’s annual unabated base rent for the 8,026 square foot space is $144,468.
(7)
Charles Schwab may terminate its lease for 5,711 square feet on December 31, 2014 upon providing nine months written notice and payment of a termination fee of $148,228 plus four months base rent and direct expenses and taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

The following table presents certain information relating to the lease rollover schedule at the 100 & 150 South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	12	21,951	2.0%	21,951	2.0%	$265,243	$16.21
2013	25	103,305	9.4%	125,256	11.4%	$1,905,545	$18.45
2014	25	166,420	15.2%	291,676	26.6%	$3,506,981	$21.07
2015	8	26,761	2.4%	318,437	29.1%	$526,740	$19.68
2016	12	56,447	5.2%	374,884	34.2%	$1,067,005	$18.90
2017	16	131,765	12.0%	506,649	46.2%	$2,811,851	$21.34
2018	28	122,787	11.2%	629,436	57.4%	$2,218,533	$18.07
2019	11	60,641	5.5%	690,077	63.0%	$1,247,256	$20.57
2020	4	34,940	3.2%	725,017	66.2%	$787,304	$22.53
2021	3	20,595	1.9%	745,612	68.1%	$347,044	$16.85
2022	14	141,345	12.9%	886,957	81.0%	$2,614,818	$18.50
2023	0	0	0.0%	886,957	81.0%	$0	$0.00
Thereafter	3	12,004	1.1%	898,961	82.0%	$317,652	$26.46
Vacant	0	196,692	18.0%	1,095,653	100.0%	$0	$0.00
Total/Weighted Average	161	1,095,653	100.0%			$17,615,970	$19.60

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 5,586 square feet of common room office and meeting room space. No Annual U/W Base Rent was attributed to this space. Annual U/W Base Rent PSF excludes common room office and meeting space.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 100 & 150 South Wacker Drive Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/23/2013

83.7%	82.4%	81.0%	82.0%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 100 & 150 South Wacker Drive Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$16,653,055	$16,476,719	$16,805,001	$17,615,970	$16.08
Grossed Up Vacant Space	0	0	0	3,621,478	3.31
Percentage Rent	0	0	137,832	140,000	0.13
Total Reimbursables	11,021,921	10,494,669	10,577,589	10,715,794	9.78
Other Income	1,383,458	1,136,317	1,465,467	655,036	0.60
Less Vacancy & Credit Loss	(319,794)	(775,906)	(1,065,312)	(3,621,435)(2)	(3.31)
Effective Gross Income	$28,738,640	$27,331,799	$27,920,577	$29,126,843	$26.58

Total Operating Expenses	$13,570,505	$14,448,223	$14,113,211	$14,089,796	$12.86

Net Operating Income	$15,168,135	$12,883,576	$13,807,366	$15,037,047	$13.72
TI/LC	0	0	0	2,401,817	2.19
Capital Expenditures	0	0	0	164,348	0.15
Net Cash Flow	$15,168,135	$12,883,576	$13,807,366	$12,470,882	$11.38

NOI DSCR(3)	1.90x	1.61x	1.73x	1.88x
NCF DSCR(3)	1.90x	1.61x	1.73x	1.56x
NOI DY(3)	10.8%	9.2%	9.9%	10.7%
NCF DY(3)	10.8%	9.2%	9.9%	8.9%

(1)
The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for 2012 is primarily attributed to tenants’ expiring free rent periods, rent bumps through March 2014 and new leasing.

(2)	The underwritten economic vacancy is 17.1%. The 100 & 150 South Wacker Drive Property was 82.0% physically occupied as of April 23, 2013.
(3)	DSCRs and debt yields are based on the 100 & 150 South Wacker Drive Loan Combination.

Appraisal.  As of the appraisal valuation date of March 14, 2013, the 100 & 150 South Wacker Drive Property had an “as-is” appraised value of $211,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Environmental Matters.  According to the Phase I environmental site assessment dated March 29, 2013, there was no evidence of any recognized environmental conditions at the 100 & 150 South Wacker Drive Property.

Market Overview and Competition.  According to the appraisal, the 100 South Wacker Drive property is located at the southwest corner of South Wacker Drive and West Monroe Street and the 150 South Wacker Drive property is located at the northwest corner of South Wacker Drive and West Adams Street.  The 100 & 150 South Wacker Drive Property is located approximately one block east of Union Station, Chicago’s primary commuter train terminal and the only intercity rail terminal in Chicago.  Furthermore, Ogilvie Station, which also provides commuter rail service to and from the Chicago suburbs, is located three blocks northwest of the 100 & 150 South Wacker Drive Property.  Wacker Drive is a major artery in the Chicago central business district and is divided between two levels: upper and lower Wacker Drive.  Upper Wacker Drive is six lanes and is the main vehicular and pedestrian street access, while lower Wacker Drive is primarily restricted to vehicular and truck access.  The City of Chicago recently reconstructed Wacker Drive at an estimated cost of $300 million to provide safer, nicer and more efficient roadways for all travelers.

The 100 & 150 South Wacker Drive Property is located along the Chicago River in the West Loop submarket of Chicago’s central business district.  The West Loop submarket is the largest in the Chicago central business district and is home to major corporations such as Boeing Corporation’s global headquarters, Deloitte & Touche, Hyatt Corporation’s global headquarters, Pricewaterhouse Coopers and UBS.  Historically, the submarket was a secondary office market to the East Loop and Central Loop.  However, with the suburbanization of Chicago in the 1960’s and the development of Union and Ogilvie Transportation Center stations as the primary commuter train stations into downtown Chicago, the West Loop east of the Chicago River became the largest office submarket within Chicago.  As of September 2012, the unemployment rate for the Chicago metropolitan statistical area was 8.7%, which is a decrease from a reported unemployment rate of 9.7% as of September 2011.  The 2012 population within the Chicago metropolitan statistical area was approximately 8.8 million and is expected to grow by 0.5% annually from 2012 to 2016.

According to the appraisal, as of the fourth quarter 2012, the West Loop submarket contained approximately 35.5 million square feet of office space, approximately 28.7% of the Chicago office market inventory. The submarket contains approximately 20.6 million square feet of class A space.  The West Loop submarket class A vacancy was approximately 14.1% and the rental rate for class A space within the submarket is approximately $39.59 per square foot, on a full service gross basis.

The following table presents certain information relating to comparable office properties for the 100 & 150 South Wacker Drive Property:

Competitive Set(1)

	100 & 150 South Wacker Drive (Subject)	10 South Riverside Plaza	CDW Plaza	222 South Riverside Plaza	1 South Wacker Drive	125 South Wacker Drive	200 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.4 miles	0.1 miles	0.3 miles	0.3 miles	0.4 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1961 & 1971/2008	1965/1999	1965/1984	1971/2001	1974/2005	1974/2005	1981/NAV
Number of Stories	21 & 32	22	22	35	40	31	40
Total GLA	1,095,653 SF	729,000 SF	705,574 SF	1,184,400 SF	1,192,639 SF	518,276 SF	754,751 SF
Total Occupancy	82%	97%	97%	90%	85%	89%	93%

(1)      Information obtained from the appraisal dated March 14, 2013.

The Borrower.  The borrower is MJH Wacker LLC, a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 & 150 South Wacker Drive Loan Combination.  The borrower is owned 95% owned by MJH Realty LLC, which is 100% owned by Marvin J. Herb.  MJH Realty LLC is the guarantor of certain nonrecourse carveouts under the 100 & 150 South Wacker Drive Loan Combination.

The Sponsor.  The 100 & 150 South Wacker Drive Loan Sponsor is Marvin J. Herb.  From 1981 to 2001, Mr. Herb was the owner, Chairman and CEO of Coca Cola Bottling Company of Chicago.  In 2001, Mr. Herb sold Coca Cola Bottling Company of Chicago to Coca-Cola Enterprises (NYSE: CCE) for $1.4 billion and approximately 25 million shares of common stock.  Mr. Herb owns approximately 5.9 million square feet of commercial real estate in the Chicago and Milwaukee areas.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $2,018,032 for taxes and $60,425 for insurance premiums.  The loan documents also provide for an upfront escrow in the amount of $885,587 for existing tenant improvement and leasing commission obligations associated with the following tenants: Hanley Flight & Zimmerman ($582,639), Charles Schwab ($162,480), Peregrine ($82,005) and Golub Capital ($58,463).  In addition, the loan documents provide for an upfront escrow in the amount of $394,933 for rent concessions associated with the following tenants: Hanley Flight & Zimmerman ($295,008), Charles Schwab ($55,140), Peregrine ($22,890) and Golub Capital ($21,895).  The loan documents provide for ongoing monthly escrow deposits of $543,317 for taxes, $6,042 for insurance premiums, $18,261 for replacement reserves and $100,000 for tenant improvements and leasing commissions (subject to a cap of $5,000,000).

Lockbox and Cash Management.  The 100 & 150 South Wacker Drive Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

the 100 & 150 South Wacker Drive Property be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a lender controlled cash management account and applied in accordance with cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain lender-controlled restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, or (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.25x as tested with respect to each calendar quarter.  A Cash Trap Event Period will expire upon (a) in the case of an event of default, the cure of such event of default, or (b) in the case of the NCF debt service coverage ratio falling below 1.25x, the NCF debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Property Management.  The 100 & 150 South Wacker Drive Property is managed by Lincoln Property Company Commercial, Inc.

Assumption.  The borrower has a two-time right to transfer the 100 & 150 South Wacker Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 100 & 150 South Wacker Drive Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 100 & 150 South Wacker Drive Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – One Eleven Magnolia

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$46,900,000			Specific Property Type:	Office/Retail/Multifamily
Cut-off Date Principal Balance:	$46,900,000			Location:	Orlando, FL
% of Initial Pool Balance:	[ ]%			Size(2):	163,406 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$287.02
Borrower Name:	Lincoln Orlando Holdings, LLC			Year Built/Renovated:	2008/NAP
Sponsor:	Weda Developers II, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.622%			Property Manager:	Lincoln Property Company of Florida, Inc.
Note Date:	June 10, 2013			3rd Most Recent Occupancy (As of):	73.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.7% (12/31/2011)
Maturity Date:	July 6, 2023			Most Recent Occupancy (As of):	90.8% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of)(3)(4):	92.2% (4/15/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,553,902 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,388,921 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,584,829 (TTM 4/30/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None			U/W Revenues:	$7,401,368
Additional Debt Type:	NAP			U/W Expenses:	$3,411,815
				U/W NOI(5):	$3,989,553
Escrows and Reserves(1):				U/W NCF:	$3,752,223

Type:	Initial	Monthly	Cap (If Any)
Taxes	$520,391	$65,049	NAP	U/W NOI DSCR:	1.38x
Insurance	$35,017	$11,672	NAP	U/W NCF DSCR:	1.30x
Replacement Reserves	$0	$6,137	$220,955	U/W NOI Debt Yield:	8.5%
TI/LC Reserve	$0	$13,617	NAP	U/W NCF Debt Yield:	8.0%
Tenant Specific TI/LC Reserve	$662,850	$0	NAP	As-Is Appraised Value:	$63,500,000
Free Rent Reserve	$109,646	$0	NAP	As-Is Appraisal Valuation Date:	April 15, 2013
Signage Reserve	$104,516	$0	NAP	Cut-off Date LTV Ratio:	73.9%
Tenant Specific Reserve	$1,000,000	Excess Cash Flow	$2,137,850	LTV Ratio at Maturity or ARD:	63.3%

(1)	See “Escrows” section.
(2)
In addition to the approximately 163,406 square feet of office/retail space, there are 164 multifamily units, comprising 153,553 square feet, that are collateral for the One Eleven Magnolia Mortgage Loan.

(3)	The 92.2% Current Occupancy represents the commercial square footage only. The multifamily occupancy is 97.6% as of May 24, 2013.
(4)
The Current Occupancy includes Compass Bank, which executed an amendment to their lease on April 17, 2013, expanding its premises to 13,257 square feet (from 4,386 square feet).  The commencement date for the expansion space is the earlier of (i) 120 days from execution of the amendment or the (ii) the date of substantial completion of tenant improvements.  Compass Bank will receive five months of abated rent on the expansion spaces only upon commencement.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “One Eleven Magnolia Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed use building located in the central business district of Orlando, Florida (the “One Eleven Magnolia Property”).  The One Eleven Magnolia Mortgage Loan was originated on June 10, 2013 by Ladder Capital Finance LLC.  The One Eleven Magnolia Mortgage Loan had an original principal balance of $46,900,000, has an outstanding principal balance as of the Cut-off Date of $46,900,000 and accrues interest at an interest rate of 4.622% per annum.  The One Eleven Magnolia Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The One Eleven Magnolia Mortgage Loan matures on July 6, 2023.

Following the lockout period, the borrower has the right to defease the One Eleven Magnolia Mortgage Loan in whole, but not in part, on any due date before April 6, 2023.  In addition, the One Eleven Magnolia Mortgage Loan is prepayable without penalty on or after April 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

Sources and Uses

Sources			Uses
Original loan amount	$46,900,000	97.2%	Loan payoff	$45,106,133	93.5%
Sponsor’s new cash contribution	1,336,205	2.8	Reserves	2,432,420	5.0
			Closing costs	697,652	1.4
Total Sources	$48,236,205	100.0%	Total Uses	$48,236,205	100.0%

The Property.  The One Eleven Magnolia Property is a class A 30-story mixed-use building located in the central business district of Orlando, Florida. The One Eleven Magnolia Property was completed in 2008 at an approximate total cost of $81 million and contains retail, parking, commercial and residential space. The One Eleven Magnolia Property contains approximately 11,076 rentable square feet of retail space consisting of retail on the ground floor along Magnolia Street and Washington Street and mezzanine retail located along Washington Street (at grade with the Magnolia Street retail), and approximately 152,330 square feet of office space. Above the retail is a parking garage with 397 spaces that are dedicated to commercial office tenants, at a parking ratio of 2.5 spaces per 1,000 square feet of net rentable area and 200 spaces dedicated to residential tenants that are separately gated for private access. The office/retail portion of the property was 92.2% leased by 14 tenants as of April 15, 2013. The largest tenant is Kaufman, Englett & Lynd, LLC (“KEL”) which leases 42,757 square feet (26.2% of the net rentable area) through July 2014.

The residential portion is named The Aspire, and consists of 33 studio units, 77 one-bedroom units, 38 two-bedroom units, 14 three-bedroom units, and two penthouse units located on the 30th floor. The Aspire also has an amenity deck on the 29th floor and consists of a fitness center and an indoor/outdoor recreational center including a full-service kitchen, lounge area, flat screen televisions, barbecue and patio, and an outdoor pool deck.

The One Eleven Magnolia Property has 12-foot ceilings, with the office tenants having 10-foot ceilings on drop ceilings and higher for exposed ceiling tenants.  The One Eleven Magnolia Property’s eastern facing residential units feature unobstructed views of Lake Eola and Thornton Park, with the curvature of the building allowing all residential units at least partial views of the lake and unobstructed views of the Orlando Downtown skyline.

The following table presents certain information relating to the commercial tenants at the One Eleven Magnolia Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kaufman, Englett & Lynd, LLC	NR/NR/NR	42,757	26.2%	$25.26	$1,080,000	27.2%	7/31/2014
Skanska	NR/NR/NR	15,954	9.8%	$30.72	$490,107	12.3%	2/28/2016
Comerica Bank(3)	A+/A2+/A	13,467	8.2%	$34.58	$465,689	11.7%	6/30/2018(3)
Latham, Shuker, Eden & Beaudine, LLP(4)	NR/NR/NR	17,513	10.7%	$23.87	$418,035	10.5%	4/30/2021
McDonald Toole Wiggins, P.A.	NR/NR/NR	14,313	8.8%	$24.15	$345,659	8.7%	2/28/2020
Compass Bank(5)	BBB/Baa2/BBB-	13,257	8.1%	$24.72	$327,713	8.2%	1/31/2024
Total Major Tenants		117,261	71.8%	$26.67	$3,127,203	78.6%

Non-Major Tenants		33,396	20.4%	$25.45	$849,854	21.4%

Occupied Collateral Total		150,657	92.2%	$26.40	$3,977,057	100.0%

Vacant Space		12,749	7.8%

Collateral Total		163,406	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent includes contractual rent steps through December 31, 2013.
(3)	Comerica Bank subleases 9,288 square feet to First Southern and is dark in 4,179 square feet. Square footage is shown inclusive of the sublease space.
(4)
Lathan, Shuker, Eden & Beaudine, LLP has a one-time right to terminate its lease as of April 1, 2018 with nine months prior written notice plus payment of three months base plus additional rent plus all unamortized tenant improvements and leasing commissions.

(5)
Compass Bank executed an amendment to their lease on April 17, 2013, expanding its premises to 13,257 square feet (from 4,386 square feet).  The commencement date for the expansion space is the earlier of (i) 120 days from execution of the amendment or the (ii) the date of substantial completion of tenant improvements.  Compass Bank will receive five months of abated rent on the expansion spaces only upon commencement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

The following table presents certain information relating to the commercial lease rollover schedule at the One Eleven Magnolia Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	42,757	26.2%	42,757	26.2%	$1,080,000	$25.26
2015	2	6,333	3.9%	49,090	30.0%	$148,005	$23.37
2016	3	24,963	15.3%	74,053	45.3%	$710,788	$28.47
2017	1	8,642	5.3%	82,695	50.6%	$224,692	$26.00
2018	3	15,293	9.4%	97,988	60.0%	$489,427	$32.00
2019	1	7,586	4.6%	105,574	64.6%	$232,738	$30.68
2020	1	14,313	8.8%	119,887	73.4%	$345,659	$24.15
2021	1	17,513	10.7%	137,400	84.1%	$418,035	$23.87
2022	0	0	0.0%	137,400	84.1%	$0	$0.00
2023	0	0	0.0%	137,400	84.1%	$0	$0.00
Thereafter	1	13,257	8.1%	150,657	92.2%	$327,713	$24.72
Vacant	0	12,749	7.8%	163,406	100.0%	$0	$0.00
Total/Weighted Average	14	163,406	100.0%			$3,977,057	$26.40

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages for the commercial portion of the One Eleven Magnolia Property:

Historical Occupancy (Commercial)(1)
12/31/2010	12/31/2011	12/31/2012	4/15/2013
78.9%	82.2%	86.8%	92.2%

(1)	Information obtained from the borrower.

Apartment Unit Summary

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Studio	33	20.1%	582	$1,063
1 BR/1 BA	77	47.0%	800	$1,330
2 BR/2 BA	38	23.2%	1,179	$1,507
3 BR/2 BA	14	8.5%	1,580	$2,080
Penthouse	2	1.2%	2,904	$4,501
Total/Average	164	100.0%	936	$1,420

The following table presents historical occupancy percentages for the apartment portion of the One Eleven Magnolia Property:

Historical Occupancy (Multifamily)(1)

12/31/2010	12/31/2011	12/31/2012	5/24/2013
91.0%	93.0%	96.0%	97.6%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Eleven Magnolia Property:

Cash Flow Analysis

	2011	2012	TTM 4/30/13	U/W(1)	U/W $ per SF(2)
Base Rent	$6,089,773	$6,726,986	$6,769,334	$7,436,033	$23.46
Grossed Up Vacant Space	$0	$0	$0	$252,802	0.80
Total Reimbursables	$98,136	$80,914	$100,090	185,956	0.59
Mark to Market	$0	$0	$0	($224,073)	0.71
Other Income	$503,606	$610,848	$645,385	$645,385	2.04
Less Vacancy & Credit Loss	($975,405)	($758,786)	($604,263)	($894,734)	(2.82)
Effective Gross Income	$5,716,110	$6,659,962	$6,910,546	$7,401,368	$23.35

Total Operating Expenses	$3,162,208	$3,271,041	$3,325,717	$3,411,815	10.76

Net Operating Income	$2,553,902	$3,388,921	$3,584,829	$3,989,553	$12.59
TI/LC	$0	$0	$0	$163,678	0.51
Capital Expenditures	$0	$0	$0	$73,652	0.23
Net Cash Flow	$2,553,902	$3,388,921	$3,584,829	$3,752,223	$11.84

NOI DSCR	0.88x	1.17x	1.24x	1.38x
NCF DSCR	0.88x	1.17x	1.24x	1.30x
NOI DY	5.4%	7.2%	7.6%	8.5%
NCF DY	5.4%	7.2%	7.6%	8.0%
(1)
The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for 2012 is primarily attributed to increased revenues at the property driven by increased occupancy at the commercial and residential portions of the One Eleven Magnolia Property as well as burn off of rental concessions on the residential portion.

(2)	U/W $ per SF is shown based on the total square footage including 153,553 square feet for the residential space.
(3)	The underwritten economic vacancy is 11.7%. The commercial units at One Eleven Magnolia Property were 92.2% leased as of April 15, 2013. The multifamily units were 97.6% leased as of May 24, 2013.

Appraisal.  As of the appraisal valuation date of April 15, 2013, the One Eleven Magnolia Property had an “as-is” appraised value of $63,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 26, 2013, there was no evidence of any recognized environmental conditions at the One Eleven Magnolia Property.

Market Overview and Competition.  The One Eleven Magnolia Property is located in the central core of the Orlando central business district. The central core is generally located along Orange Avenue near Church Street and includes the Orange County Courthouse to the north and Orlando City Hall to the south. The neighborhood is generally comprised of high rise office development intermixed with various restaurants and retail stores along Church Street and Orange Avenue.

According to the appraisal, the One Eleven Magnolia Property is located within the Downtown Orlando office submarket, which contains approximately 10.8 million square feet of office space. The submarket vacancy and market rental rate for the West Loop submarket is approximately 14.0% and $21.37 per square foot on a full service gross basis, respectively, as of the first quarter of 2013.

The following table presents certain information relating to comparable office properties for the One Eleven Magnolia Property:

Competitive Set (Office)(1)

	One Eleven Magnolia (subject)	Regions Bank Tower	Seaside Plaza	Capital Plaza II	Bank of America Center	One Orlando Center
Location	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL
Distance from Subject	--	0.1 miles	0.2 miles	0.2 miles	0.2 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2008/NAP	1986/NAV	1982/NAV	1999/NAV	1988/NAV	1988/NAV
Number of Stories	30	20	15	15	28	19
Total GLA	163,406 SF	240,451 SF	273,900 SF	302,709 SF	419,267 SF	355,454 SF
Total Occupancy	92%	78%	91%	81%	86%	83%
(1)	Information obtained from the appraisal dated April 15, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

According to the appraisal, the One Eleven Magnolia Property is located within the Downtown multifamily submarket, which contains approximately 7,366 units. According to the appraisal dated April 15, 2013, the submarket vacancy and market rental rate for the Downtown submarket is approximately 5.1% and $1,340 per unit per month, respectively, as of the fourth quarter of 2012.

Competitive Set (Multifamily)(1)

	One Eleven Magnolia (subject)	55 West	Paramount at Lake Eola	Post Parkside	Steel House
Location	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL	Orlando, FL
Distance to Subject	--	0.4 miles	0.3 miles	0.4 miles	0.8 miles
Property Type	High-Rise	High-Rise	High-Rise	High-Rise	High-Rise
Number of Units	164	377	313	245	326
Average Rent (per unit)
Studio	$1,063	$1,217-$1,417	NAP	$1,150	NAP
1BR	$1,330	$1,845 - $1,900	$1,375 - $2,130	$1,290 - $1,450	$1,124 - $1,314
2BR	$1,507	$1,933 - $2,559	$1,915 - $2,275	$1,680 - $2,035	$1,450 - $2,440
3BR	$2,080	$3,085	$2,625 - $3,215	$1,755 - $3,055	NAP

Utilities	Paid by tenant	Sewer included	Water and sewer included	Water and sewer included	Water and sewer included

Total Occupancy	98%	91%	99%	97%	45%

(1)	Information obtained from the appraisal dated April 15, 2013.

The Borrower.  The borrower is Lincoln Orlando Holdings, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Eleven Magnolia Mortgage Loan. Weda Developers II, Inc. and Carlos B. Rosales are the guarantors of certain nonrecourse carveouts under the One Eleven Magnolia Mortgage Loan.

The Sponsor.  The One Eleven Magnolia Mortgage Loan sponsor is Weda Developers II, Inc. Weda Developers II, Inc. has over 25 years of experience in the development of commercial, office and retail properties in Florida.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $520,391 for taxes and $35,017 for insurance. The loan documents also provide for an upfront escrow in the amount of $1,000,000 for any future leasing expenses associated with the KEL space. In addition, the loan documents provide for an upfront escrow in the amount of $662,850 for existing tenant improvement and leasing commissions and $109,646 for rent concessions associated with Compass Bank, as well as an upfront escrow in the amount of $104,516 for a signage reserve until Compass Bank has been delivered the building signage per the terms of its lease. The loan documents provide for ongoing monthly escrow deposits of $65,049 for taxes, $11,672 for insurance premiums, $6,137 for replacement reserves (subject to a cap of $220,955) and $13,617 for tenant improvements and leasing commissions. Insurance deposits are waived if the One Eleven Magnolia Property is covered under a blanket policy.  The loan documents also provide for a full cash flow sweep commenced at closing with all excess cash flow to be swept into the KEL Reserve (subject to a cap of $2,137,850).

Lockbox and Cash Management.  The One Eleven Magnolia Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the non-residential tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the One Eleven Magnolia Property be deposited into the lockbox account within two business days of receipt.  Funds are then swept into a cash management account controlled by the servicer and applied in accordance with cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are swept into the KEL Reserve until the cap has been reached or the reserve has been disbursed to the borrower, thereafter to the borrower’s operating account on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to the cash management account, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the cash management account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the net cash flow debt service coverage ratio (calculated in accordance with the loan documents) falling below 1.15x. A Cash Trap Event Period will expire upon (a) in the case of an event of default, lender’s acceptance of a cure of such event of default (on no more than two occasions), or (b) in the case of the net cash flow debt service coverage ratio falling below 1.15x, the net cash flow debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

Property Management.  The One Eleven Magnolia Property is managed by Lincoln Property Company of Florida, Inc.

Assumption.  The borrower has a one-time right to transfer the One Eleven Magnolia Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the  transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ELEVEN MAGNOLIA

and an environmental indemnity by a guarantor acceptable to the lender; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-LC12 Certificates, and similar confirmations with respect to the ratings of any securities backed by the One Eleven Magnolia Mortgage Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Eleven Magnolia Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2013-LC12	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Jeff Wilson	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Matthew Orrino	Tel. (212) 214-5608	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.